UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary proxy statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to §240. 14a-12

INTEGRATED DEVICE TECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

INTEGRATED DEVICE TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 17, 2009

We will hold the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Integrated Device Technology, Inc., a Delaware corporation (the “Company”), on Thursday, September 17, 2009, at 9:30 a.m., local time, at the Company’s principal place of business located at 6024 Silver Creek Valley Road, San Jose, California, for the following purposes:

1.	To elect John Schofield, Lewis Eggebrecht, Umesh Padval, Gordon Parnell, Donald Schrock, Ron Smith, Ph.D., and Theodore L. Tewksbury III, Ph.D directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To approve the adoption of the 2009 Employee Stock Purchase Plan and authorize the reservation and issuance of up to 9,000,000 shares of the Company’s common stock under the 2009 Employee Stock Purchase Plan;

3.	To approve a proposal to implement a one-time stock option exchange program;

4.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending March 29, 2010; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Stockholders of record at the close of business on July 22, 2009, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

The majority of the Company’s outstanding shares must be represented at the Annual Meeting (in person or by proxy) to transact business. To assure proper representation at the Annual Meeting, please mark, sign and date the enclosed proxy and mail it promptly in the enclosed self-addressed envelope. Your proxy will not be used if you revoke it either before or at the Annual Meeting.

San Jose, California

August [    ], 2009

By Order of the Board of Directors,

J. Vincent Tortolano
Secretary

YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

INTEGRATED DEVICE TECHNOLOGY, INC.

6024 Silver Creek Valley Road

San Jose, California 95138

(408) 284-8200

2009 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

August [    ], 2009

The accompanying proxy is solicited on behalf of the Board of Directors of Integrated Device Technology, Inc., a Delaware corporation (the “Company”), for use at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, September 17, 2009, at 9:30 a.m., local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company’s principal place of business located at 6024 Silver Creek Valley Road, San Jose, California 95138. Only holders of record of the Company’s common stock at the close of business on July 22, 2009, (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 165,569,816 shares of common stock outstanding and entitled to vote. A majority of such shares, present in person or represented by proxy, will constitute a quorum for the transaction of business.

This Proxy Statement and the accompanying form of proxy will be first mailed to stockholders on or about August [    ], 2009. An Annual Report on Form 10-K with an Annual Report Wrap for the fiscal year ended March 29, 2009, is being mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders of record. Except as expressly provided in this Proxy Statement, the Annual Report on Form 10-K and Annual Report Wrap are not incorporated by reference into this Proxy Statement and are not considered proxy solicitation material.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Holders of the Company’s common stock are entitled to one vote for each share held as of the Record Date, except that in the election of directors, each stockholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors to be elected. The stockholder may cast these votes all for a single candidate or distribute the votes among any or all of the candidates. No stockholder will be entitled to cumulate votes for a candidate, however, unless that candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the Annual Meeting, prior to the voting, of an intention to cumulate votes. In such an event, the proxy holder may allocate among the Board of Directors’ nominees, if more than one, the votes represented by proxies in the proxy holder’s sole discretion.

The directors in Proposal No. 1 will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Proposal Nos. 2, 3 and 4 each require for approval the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals. Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked prior to the vote) will be voted at the Annual Meeting FOR: (1) the election of the director nominees listed in Proposal 1; (2) the adoption of the 2009 Employee Stock Purchase Plan and authorization of the reservation and issuance of up to 9,000,000 shares of the Company’s common stock thereunder in Proposal 2; (3) the implementation of a one-time stock option exchange program in Proposal 3; and (4) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm in Proposal 4.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on matters presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent from any matter to be acted on at the Annual Meeting.

The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone and facsimile or in person. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company’s common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, the Company, upon request of the record holders, will reimburse such holders for their reasonable expenses.

REVOCABILITY OF PROXIES

Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked prior to the vote and exercise of the proxy by: (i) a written notice delivered to the Company stating that the proxy is revoked, (ii) a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting, or (iii) attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming such stockholder’s beneficial ownership of the shares.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may submit to the Board of Directors proposals to be considered for inclusion in next year’s proxy statement for the Annual Meeting in 2010. Your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138, and must be received no later than April [    ], 2010.

Our Amended and Restated Bylaws (“Bylaws”) also provide for separate advance notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary at our principal executive offices at the address set forth above no earlier than May 20, 2010 and no later than June 19, 2010. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice.

The rules of the Securities and Exchange Commission also establish a deadline with respect to discretionary voting for submission of stockholder proposals that are not intended to be included in the Company’s Proxy Statement (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the Annual Meeting in 2010 is currently expected to be June 19, 2010.

The chairman of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our Bylaws. Our Bylaws were filed with the Securities and Exchange Commission, or SEC, and can be viewed by visiting the SEC’s website at http://www.sec.gov. You may also obtain a copy by writing to our Corporate Secretary at our principal executive office located at 6024 Silver Creek Valley Road, San Jose, California 95138.

CONSIDERATION OF STOCKHOLDER NOMINEES FOR DIRECTOR

The Nominating & Governance Committee of the Board of Directors will consider properly submitted stockholder nominations for candidates to serve on our Board of Directors. Pursuant to our Bylaws, stockholders who wish to nominate persons for election to the Board of Directors at the 2010 Annual Meeting must be a stockholder of record when they give the Company notice, must be entitled to vote at the meeting and must comply with the notice provisions in our Bylaws. A stockholder’s notice must be delivered to the Company’s Secretary by the close of business not less than 90 days nor more than 120 days prior to the one year anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. For our 2010 Annual Meeting, the notice must be delivered between May 20, 2010, and June 21, 2010. However, if our 2009 Annual Meeting is not within 30 days before or 60 days after September 17, 2009, the notice must be delivered no earlier than 120 days before the 2010 Annual Meeting and no later than 90 days before the 2010 Annual Meeting, or no later than the 10th day following the day on which the first public announcement of the date of the 2010 Annual Meeting was made.

The stockholder’s notice must include the following information, for the person proposed to be nominated: (1) his or her name, age, nationality, business and residence addresses; (2) his or her principal occupation and employment; (3) the class and number of shares of stock owned beneficially or of record by him or her; and (4) any other information required to be disclosed in a proxy statement or otherwise required by the Exchange Act. The stockholder’s notice must also include the following information, for the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (1) their names and addresses; (2) the class and number of shares of stock owned beneficially and of record by them; (3) a description of any arrangements or understandings between them and each proposed nominee and any other persons (including their names) pursuant to which the nominations are to be made; (4) a representation that they intend to appear in person or by proxy at the 2009 Annual Meeting to nominate the person named in the notice; (5) a representation as to whether they are part of a group that intends to deliver a proxy statement or solicit proxies in support of the nomination; and (6) any other information that would be required to be included in a proxy statement or otherwise required by the Exchange Act or by the Company’s Bylaws.

The chair of the Annual Meeting will determine if the procedures in the Bylaws have been followed, and if not, declare that the nomination be disregarded. If the nomination was made in accordance with the procedures in our Bylaws, the Nominating & Governance Committee of the Board of Directors will apply the same criteria in evaluating the nominee as it would any other board nominee candidate and will recommend to the Board of Directors whether or not the stockholder nominee should be nominated by the Board of Directors and included in our proxy statement. The nominee and nominating stockholder must be willing to provide any information reasonably requested by the Nominating & Governance Committee in connection with its evaluation.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS OR NON-MANAGEMENT DIRECTORS

Stockholders who wish to communicate with our Board of Directors or with only the non-management directors serving on our Board of Directors may send their communications in writing to: Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138, Attention: Secretary. The Secretary of the Company will forward these communications to the Chairman of the Board of Directors if the Chairman is a non-employee director, or otherwise to the Lead Independent Director of the Board of Directors. Stockholders should direct their communication to either the Board of Directors, or to the Chairman or Lead Independent Director of the Board of Directors. Communications will not be forwarded to the Chairman or Lead Independent Director of the Board of Directors unless the stockholder submitting the communication identifies himself, herself or itself by name and sets out the class and number of shares of stock owned by them, beneficially or of record.

Important Notice Regarding Internet Availability of Proxy Materials for the 2009 Annual Meeting of Stockholders:

The Notice and Proxy Statement and Annual Report are available at https://materials.proxyvote.com/458118.

CODE OF BUSINESS ETHICS

The Company has adopted a Code of Business Ethics that applies to all of our directors, officers, employees and representatives. The Code of Business Ethics is available on our website at www.idt.com. If the Company makes any substantive amendments to the Code of Business Ethics or grants any waiver from a provision of the Code of Business Ethics to any of our directors or officers, the Company will promptly disclose the nature of the amendment or waiver on the Company’s website.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

The Board of Directors consists of seven members. Our Board of Directors has nominated John Schofield, Lewis Eggebrecht, Umesh Padval, Gordon Parnell, Donald Schrock, Ron Smith, Ph.D. and Theodore L. Tewksbury III, Ph.D. for re-election to the Board of Directors. On July 22, 2009, Dr. Nam Suh informed the Company that he will be retiring from service on the Board of Directors as of the date of the Annual Meeting. The Nominating & Governance Committee of the Board of Directors has been conducting a search for, and has identified, qualified candidates to serve on the Board of Directors and its committees. After reviewing and discussing the qualifications of all candidates, the Committee recommended to the Board of Directors and the Board of Directors approved the recommendation that Mr. Donald Schrock be nominated to stand for election at the Annual Meeting. Six of the seven nominees listed below are currently serving on the Board of Directors and each has indicated a willingness to continue serving if elected. Mr. Schrock has been nominated by the Board to stand for election at the Annual Meeting and has indicated a willingness to serve if elected. Unless otherwise instructed, the proxyholders will vote the proxies received by them for management’s seven nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees standing for election. In the event that any management nominee becomes unable or declines to serve as a director, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy, or the Board of Directors may reduce the authorized number of directors in accordance with the Company’s Restated Certificate of Incorporation, as amended, and its Bylaws. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting or until a successor has been duly elected and qualified.

Nominees

The names of the nominees and certain information about them, as of July 22, 2009, are set forth below:

Name of Nominee	Age	Position with Company	Director Since
John Schofield(2)(3)	60	Chairman of the Board of Directors	2001

Lewis Eggebrecht(2)(3)	65	Director	2005

Umesh Padval(1)(2)	51	Director	2008

Gordon Parnell(1)(3)	59	Director	2008

Donald Schrock	63	Nominee	—

Ron Smith, Ph.D.(1)(2)	59	Director	2004

Theodore L. Tewksbury III, Ph.D.	52	President and Chief Executive Officer	2008

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating & Governance Committee.

Mr. Schofield has been a director of the Company since April 2001 and has served as the Chairman of the Board since January 2008. Mr. Schofield served as the Chief Executive Officer and President of Advanced Fibre Communications, Inc. (“AFC”) from 1999 until the acquisition of AFC by Tellabs, Inc. on November 30, 2004, at which time AFC became the Access Division of Tellabs. Mr. Schofield also served as a director for AFC, and in October 2001, he was elected to the position of Chairman of the Board of Directors of AFC. In January 2005, Mr. Schofield retired from Tellabs and is now a private investor. Mr. Schofield also serves as a director of Sonus Networks, Inc., a supplier of telecommunications network equipment and services.

Mr. Eggebrecht has been a director of the Company since September 2005. Mr. Eggebrecht joined the Board of Directors as part of the Company’s merger with ICS and had been a director of ICS since May 2003. Mr. Eggebrecht served as Vice President and Chief Scientist of ICS from 1998 through May 2003 and possesses over 30 years of experience in the integrated circuit and personal computer industries.

Mr. Padval has been a director since October 2008. Mr. Padval is currently an Operating Partner at Bessemer Venture Partners. from September 2004 to August 2007. Mr. Padval was the Executive Vice President of

the Consumer Products Group at LSI Logic Corporation and from June 2001 to August 2004, Senior Vice President of the Broad and Entertainment Division at LSI. Mr. Padval served as the President of C-Cube Microsystems’ Semiconductor Division from October 1998 to May 2000 and served as Chief Executive Officer and Director of C-Cube Microsystems Incorporated from May 2000 until June 2001, when C-Cube was sold to LSI. Prior to joining C-Cube, Mr. Padval held senior management positions at VLSI Technology, Inc. and Advanced Micro Devices, Inc. He currently serves on the boards of Entropic Communications Incorporated, Monolithic Power Systems and several privately held companies.

Mr. Parnell has been a director of the Company since January 2008. Mr. Parnell has served as Vice President, Business Development and Investor Relations of Microchip Technology Incorporated since January 2009. Prior to this role, Mr. Parnell served as Vice President and Chief Financial Officer of Microchip from May 2000 to December 2008. Prior to his role as CFO, Mr. Parnell served as Vice President, Controller and Treasurer of Microchip.

Mr. Schrock has been nominated by the Board to stand for election at the Annual Meeting. Mr. Schrock is retired from Qualcomm CDMA Technologies Group, where he served as Group President. Prior to joining Qualcomm, Mr. Schrock held key executive positions at GM Hughes Electronics, Applied Micro Circuit Corporation, Burr-Brown Corporation and Motorola Semiconductor. Mr. Schrock also served on the board of directors of Jazz Semiconductor, a privately held mixed signal and RF wafer foundry, until its merger with Acquicor Technology in 2007.

Dr. Smith has been a director of the Company since March 2004. Dr. Smith is retired from Intel Corporation, where he last served as Senior Vice President and General Manager of the Wireless Communications and Computing Group. Prior to this role, Dr. Smith held various senior executive positions during his 26-year tenure at Intel. Dr. Smith serves as a director for several private companies.

Dr. Tewksbury joined the Company as President and Chief Executive Officer in March 2008 and was appointed to the Board of Directors in April 2008. Prior to joining the Company, Dr. Tewksbury served as President and Chief Operating Officer of AMI Semiconductor from September 2006 to March 2008. Prior to that, Dr. Tewksbury served as general manager and managing director at Maxim Integrated Products, Inc. where he managed eleven product lines and established their high-speed data converter and high-performance RF businesses.

Board of Directors Meetings and Committees

The Board of Directors of the Company has regularly scheduled meetings each quarter and will meet more often as may be required. The Board of Directors held a total of seven (7) meetings and acted by unanimous written consent three (3) times during the fiscal year ended March 29, 2009 (“fiscal 2009”). The Board of Directors has established a practice of meeting in private session, without the presence of management, at the conclusion of each quarterly board meeting. During fiscal 2009, the Board of Directors met in private session a total of four (4) times. The Board of Directors also has an Audit Committee, a Compensation Committee and a Nominating & Governance Committee.

During fiscal 2009, the Audit Committee was initially composed of three non-employee directors, Messrs. Parnell, Schofield and Dr. Smith, who were “independent” as defined in the NASDAQ rules. In January 2009, another independent, non-employee director, Mr. Padval, was appointed to the Audit Committee. Mr. Parnell currently serves as the Chair of the Audit Committee, and the Board of Directors has determined that he satisfies the “audit committee financial expert” designation in accordance with applicable Securities and Exchange Commission and NASDAQ rules. The Audit Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website at www.idt.com. The Audit Committee engages the Company’s independent registered public accounting firm and is primarily responsible for approving the services performed by the Company’s independent registered public accounting firm and for reviewing and evaluating the Company’s accounting practices and its systems of internal controls. The Audit Committee meets privately with the Company’s independent registered public accounting firm, who have direct access to the Audit Committee at any time. The Audit Committee held five (5) meetings and acted by written consent one (1) time during fiscal 2009.

During fiscal 2009, the Compensation Committee was initially composed of three non-employee directors, Mr. Schofield and Drs. Smith and Suh, who were “independent” as defined in the NASDAQ rules. In October 2008, another independent, non-employee director, Mr. Eggebrecht, was appointed to the Compensation Committee. Dr. Smith currently serves as the Chair of the Compensation Committee. The Compensation Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website at www.idt.com. In consultation with management and the Board of Directors, the Compensation Committee designs, recommends to the Board of Directors for approval and evaluates the compensation plans, policies and programs of the Company. The Compensation Committee ensures that the Company’s compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders. The Compensation Committee determines the salaries and incentive compensation for executive officers, including the Company’s Chief Executive Officer and key personnel, and administers the Company’s stock option plans, including approving the number of shares underlying options to be granted to each employee and the terms of such options. The Compensation Committee met five (5) times and acted by written consent fourteen (14) times during fiscal 2009.

During fiscal 2009, the Nominating & Governance Committee was initially composed of two (2) non-employee directors, Messrs. Schofield and Parnell, who were “independent” as defined in the NASDAQ rules. In June 2008, another independent, non-employee director, Mr. Eggebrecht, was appointed to the Nominating & Governance Committee. Mr. Schofield currently serves as the Chair of the Nominating & Governance Committee. The Nominating & Governance Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website at www.idt.com. The Nominating & Governance Committee identifies and recommends individuals qualified to serve on the Board of Directors and evaluates and recommends the adoption or amendment of corporate governance guidelines and principles applicable to the Company. In evaluating candidates to determine if they are qualified to become Board members, the Nominating & Governance Committee looks for the following attributes, among others determined by the Nominating & Governance Committee in its discretion to be consistent with the Company’s guidelines: personal and professional character, integrity, ethics and values; experience in the Company’s industry and with relevant social policy concerns; general business experience and leadership profile, including experience in corporate management and corporate governance, such as serving as an officer or former officer of a publicly held company, or experience as a board member of another publicly held company; academic expertise in an area of the Company’ operations; and communication and interpersonal skills and practical and mature business judgment. Although the Nominating & Governance Committee uses these and other criteria to evaluate potential nominees, there are no stated minimum criteria for nominees. The Nominating & Governance Committee uses the same standards to evaluate all director candidates, whether or not the candidates were proposed by stockholders. The Nominating & Governance Committee held one (1) meeting during fiscal 2009.

Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which such director served during fiscal 2009. The Company does not currently maintain a formal policy regarding director attendance at the Annual Meeting; however, the Company invites nominees for directors to attend the Annual Meeting. All nominees standing for election last year were present either in person or via telephone at the 2008 Annual Meeting of Stockholders.

Director Compensation

During fiscal 2009, members of the Board of Directors who are not also officers or employees of the Company were paid an annual retainer in the amount of $40,000. The Chairman of the Board received an additional annual retainer of $10,000. The Chair of the Audit Committee received an additional annual retainer of $20,000 and the other members of the Audit Committee received an additional annual retainer of $10,000. The Chair of the Compensation Committee received an additional annual retainer of $15,000 and the other members of the Compensation Committee received an additional annual retainer of $7,500. The Chair of the Nominating & Governance Committee received an additional annual retainer of $7,500 and the remaining members of the Nominating & Governance Committee received an additional annual retainer of $3,500. All annual retainer amounts are paid in equal quarterly installments.

Each non-employee director is initially granted an option to purchase 40,000 shares of the Company’s common stock on or about the 15th day of the month following the month of such non-employee director’s first election or appointment to the Board. Initial option grants to non-employee directors have a term of seven (7) years and become exercisable as to 25% of the shares subject to such options on the first anniversary of their date of election or appointment, and then as to 1/36 of the remaining shares each month thereafter.

Annually, after receipt of the initial grant, each non-employee director is granted an option to purchase 10,000 shares and restricted stock units for 2,000 shares of the Company’s common stock. All annual grants for non-employee directors are made during the Company’s first open window subsequent to the Company’s annual meeting of stockholders. Annual option grants have a term of seven (7) years and become exercisable as to 25% of the shares subject to such options on the first anniversary of the stockholder meeting date, and then as to 1/36 of the remaining shares each month thereafter. Annual restricted stock unit grants vest on the earlier of (i) the first anniversary of the stockholder meeting date or (ii) if a director is not standing for re-election at the next annual meeting of stockholders, then on the date of such annual meeting.

The following table sets forth compensation information for the Company’s non-employee directors for fiscal 2009.

DIRECTOR COMPENSATION FOR 2009

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)		(c)[1]	(d)[2,3]	(f)	(g)	(h)
John Schofield	75,000		18,436	50,937	—	—	144,373
Lewis Eggebrecht	45,750	[4]	18,436	68,167	—	—	132,353
Gordon Parnell	63,500		4,538	72,865			140,903
Ron Smith	66,250	[4]	18,436	50,937	—	—	135,623
Nam P. Suh	48,375		18,436	63,226	—	—	130,037
Umesh Padval[5]				18,743			18,743

1.	Stock awards consist of restricted stock units granted under the 2004 Equity Plan. Amounts shown do not reflect compensation actually received by the director; instead, the amounts shown represent compensation recognized by the Company in accordance with FAS 123(R), excluding estimates of forfeitures related to service-based vesting conditions. For a detailed discussion of the assumptions used to calculate the value of stock awards, please refer to our Annual Report on Form 10-K for the fiscal year ended March 29, 2009, filed with the SEC on May 20, 2009. Such discussion is found in Footnote 5 of the Consolidated Financial Statements beginning on page 54. As of March 29, 2009, each of the current directors except for Mr. Padval had an aggregate of 2000 restricted stock units outstanding. The grant date fair value of each RSU granted in fiscal year 2009 to each director is $10,280.
2.	As of March 29, 2009, Mr. Schofield had an aggregate of 70,000 option awards outstanding, Mr. Eggebrecht had an aggregate of 102,609 option awards outstanding, Mr. Parnell had an aggregate of 50,000 option awards outstanding, Dr. Smith had an aggregate of 90,000 option awards outstanding, and Dr. Suh had an aggregate of 86,657 option awards outstanding. Mr. Padval had an aggregate of 40,000 option awards outstanding.
3.	These amounts do not represent compensation actually received by the director; instead, the amounts represent compensation recognized by the Company in accordance with FAS 123(R), excluding estimates of forfeitures related to service-based vesting conditions. Option values are valued using the Black Scholes model for all grants. All awards are amortized over the vesting life of the award. For detail of our assumptions used to calculate the value of option awards, please refer to our Annual Report on Form 10-K for the fiscal year ended March 29, 2009, filed with the SEC on May 20, 2009. Such discussion is found in Footnote 5 to the Consolidated Financial Statements beginning on page 54. This category also includes an annual grant to each non-employee Director (except Mr. Padval who joined the Board in October 2008) to receive 10,000 options to purchase shares of our common stock granted on November 17, 2008 at an exercise price of $5.14 per share. The grant date fair value for each of these grants computed in accordance with FAS 123(R) is $21,880.
4.	Dr. Smith and Mr. Eggebrecht received an additional $5,000 payment for their work on the ad hoc Technology Advisory Committee, an ad hoc committee of the Board formed to monitor industry technology developments and advise the Board and Company management with respect to new technology developments and opportunities in the industry which may effect the Company’s current products or present future opportunities for the Company’s business.
5.	Mr. Padval joined the Board in October 2008.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINATED DIRECTORS

PROPOSAL NO. 2 APPROVAL OF 2009 EMPLOYEE STOCK PURCHASE PLAN

Stockholders are being asked to approve the adoption of the Company’s 2009 Employee Stock Purchase Plan (the “Purchase Plan”) and authorize the reservation and issuance of up to 9,000,000 shares of the Company’s common stock thereunder, to replace the Company’s 1984 Employee Stock Purchase Plan, which expired by its own terms on the last day of FY09. The Board of Directors of the Company approved the Purchase Plan adoption and authorization described above on June 19, 2009, subject to the approval by the stockholders at this Annual Meeting.

As of July 22, 2009, the closing price of the Company’s common stock was $6.59 per share. Our employees are eligible to participate in the plan, subject to the eligibility requirements detailed below. As of June 26, 2009, there were approximately 1,150 employees eligible to participate in the Purchase Plan.

The Board of Directors believes it is essential to adopt the Purchase Plan to assist in the retention and hiring of employees and to continue to provide employees with an incentive to contribute to the Company’s future success by continuing to provide them with an opportunity to acquire shares of the Company’s common stock. Employees are the Company’s most valuable asset and the opportunity to acquire shares of the Company’s common stock under the Purchase Plan is vital to the Company’s ability to attract and retain outstanding and highly skilled individuals in the competitive labor markets in which we must compete.

The principle features of the Purchase Plan are summarized below, but the summary is qualified in its entirety by reference to the Purchase Plan itself which is attached to the proxy statement as Appendix A.

Purpose of the Purchase Plan

The Purchase Plan, which is intended to qualify under the provisions of Section 423 of the Internal Revenue Code of 1986 (the “Code”), provides for the grant to employees of rights to purchase shares of the Company’s common stock at reduced prices through payroll deductions.

Description of the Purchase Plan

Administration. The Purchase Plan is administered by the Board of Directors or by a committee appointed by the Board of Directors consisting of at least two members of the Board of Directors (the “Plan Administrator”). The Plan Administrator has final authority for interpretation of any provisions of the Purchase Plan or of any right to purchase stock granted under the Purchase Plan. All costs and expenses associated with the administration of the Purchase Plan are borne by the Company. In addition, the Purchase Plan provides certain indemnification provisions.

Purchase Periods. The Purchase Plan is implemented by successive quarterly purchase periods commencing on the first day of each fiscal quarter of the Company during the term of the Purchase Plan (“Purchase Periods”). The Board of Directors may change the frequency and duration of the Purchase Periods under the Purchase Plan by providing at least 15 days advance notice of the change to plan participants. The first Purchase Period of the Purchase Plan commenced June 29, 2009, subject to the Company’s stockholder approval of the Purchase Plan.

Eligibility and Enrollment. Employees of the Company (including officers) that customarily work more than 20 hours a week and more than 5 months per calendar year are eligible to participate in the Purchase Plan as of the first day of the first Purchase Period after they become eligible to participate in the Purchase Plan. However, no employee is eligible to participate in the Purchase Plan if, immediately after the election to participate, such employee would own stock of the Company (including stock such employee may purchase under outstanding options) representing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company. In addition, no employee is permitted to participate if the rights of the employee to purchase common stock of the Company under the Purchase Plan and all similar purchase plans of the Company or its affiliates would accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined at the time the right is granted) for each calendar year. There are currently approximately 1,150 employees eligible to participate in the Purchase Plan.

Eligible employees become participants in the Purchase Plan by executing a participation agreement and filing it with the Company’s stock administrator no later than the deadline stated on the participation agreement, and if none is stated, then no later than five days before the Purchase Period for which such participation agreement is intended to be effective. By enrolling in the Purchase Plan, a participant is deemed to have elected to purchase the maximum number of whole shares of common stock that can be purchased with the compensation withheld during each Purchase Period for which the participant is enrolled. No participant will be eligible to purchase more than 2,500 shares of stock within any Purchase Period.

Payroll Deductions. The payroll deductions made for each participant may be not less than 1% or more than 15% of a participant’s compensation. Compensation is defined in the Purchase Plan as the cash remuneration paid to a participant during a Purchase Period that is reported by the Company on Form W-2 for federal income tax reporting purposes (including salary deferrals to the Company’s 401(k) plan and contributions to the Company’s Section 125 cafeteria plan). Compensation includes payments for overtime work and shift differential, incentive compensation, sales commissions, profit sharing payments and other bonuses. Compensation excludes any special payments, such as moving or auto allowances, educational reimbursements, welfare benefits, amounts realized from the exercise, sale, exchange or other disposition of any stock option and premiums for life and disability insurance. Payroll deductions commence with the first paycheck issued during the Purchase Period for which the participant is enrolled and are deducted from subsequent paychecks throughout the Purchase Period unless changed or terminated as provided in the Purchase Plan. The participant may decrease the rate of payroll withholding once during each Purchase Period by filing a new participation agreement. The new rate becomes effective no later than the first day of the second payroll period which begins following the receipt of the new participation agreement. The participant may increase or decrease the rate of payroll withholding for the next Purchase Period by filing a new participation agreement on or before the date specified by the Company’s stock administrator and if none is stated, then no later than five days before the Purchase Period for which the change is to be effective.

The Company maintains a plan account in the name of each participant and credits the amount deducted from compensation to such account. No interest accrues to the money held in the account pending purchase of shares of common stock.

Purchase of Stock; Price. As of the last day of each Purchase Period, each participant’s accumulated payroll deductions are applied to the purchase of whole shares of common stock at a price which is the lower of (i) 85% of the fair market value per share of the common stock on the first trading day of the Purchase Period or (ii) 85% of the fair market value per share of the common stock on the last trading day of the applicable Purchase Period. The fair market value of the common stock on a given date is defined as the closing price on the immediately preceding trading day as reported by the Nasdaq Stock Market. In the event that the aggregate number of shares which all participants elect to purchase during a Purchase Period exceeds the number of shares remaining for issuance under the Purchase Plan, the available shares will be ratably divided and any excess cash will be refunded to the participants.

Participants are notified by statements of account as soon as practicable following the end of each Purchase Period as to the amount of payroll deductions, the number of shares purchased, the purchase price, and the remaining cash balance of their plan account. Cash balances not attributable to fractional shares are refunded to participants. Certificates representing whole shares are delivered to a brokerage account and kept in such account pursuant to the participation agreement.

Withdrawal From the Purchase Plan. Participants may withdraw from participation under the Purchase Plan at any time up to the last day of a Purchase Period by filing the prescribed form with the Company’s stock administrator. As soon as practicable after withdrawal, payroll deductions cease and all amounts credited to the participant’s plan account are refunded in cash, without interest. A participant who has withdrawn from the Purchase Plan shall not be a participant in future Purchase Periods unless he or she re-enrolls pursuant to the Purchase Plan’s guidelines.

Termination of Employment. Termination of a participant’s status as an eligible employee for any reason, including death, is treated as an automatic withdrawal from the Purchase Plan. A participant may designate in writing a beneficiary who is to receive shares and cash in the event of the participant’s death subsequent to the purchase of shares, but prior to delivery. A participant may also designate a beneficiary to receive cash in his or her account in the event of such participant’s death prior to the last day of the Purchase Period.

Nontransferability. The rights or interests of any participant in the Purchase Plan or in any shares or cash to which such participant may be entitled, are not transferable, except as permitted by the Code, by will or by the laws of descent and distribution. An attempt by a participant to transfer an interest in violation of the Purchase Plan is treated as an automatic withdrawal.

Amendment and Termination of the Purchase Plan. The Board of Directors has the right to amend, modify or terminate the Purchase Plan at any time without notice; provided, however, stockholder approval shall be obtained when required by applicable laws, regulations or rules. The Purchase Plan will terminate upon the earlier of (i) the date as is determined by the Company in its sole discretion or (ii) the date on which all shares available under the Purchase Plan have been sold pursuant to purchase rights exercised under the Purchase Plan. In the event the Purchase Plan is not approved by the stockholders of the Company prior to the first date of exercise of the Purchase Plan, the Purchase Plan will terminate and all purchase rights under the Purchase Plan will be cancelled and become null and void.

Adjustments Upon Changes in Capitalization. In the event of a subdivision or consolidation of outstanding shares, the payment of a stock dividend or other increase or decrease in such shares effected without the receipt of consideration by the Company, the aggregate number of shares offered under the Purchase Plan, the number and price of shares which any participant may elect to purchase and the maximum number of shares which a participant may elect to purchase under the Purchase Plan in any Purchase Period, shall be proportionately adjusted. In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent corporation, the Purchase Plan shall terminate, unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts which each participant has paid towards the stock purchase price shall be refunded.

Certain Federal Income Tax Information

The following is a general summary as of this date of the federal income tax consequences to the Company and employees participating in the Purchase Plan. The federal tax laws may change and the federal, state and local tax consequences for any participating employee will depend upon his or her individual circumstances. Each participating employee is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences for participation in this Purchase Plan.

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. The Purchase Plan is not subject to any provisions of the Employees Retirement Income Security Act of 1974. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Purchase Plan. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or disposed of more than two years from the first day of the Purchase Period and one year from the date of purchase, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Purchase Period. Any additional gain will be treated as long-term capital gain. If the shares are held for the periods described above, are sold and the sale price is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the capital gain holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

New Plan Benefits

The number of future stock purchases under the Purchase Plan is not determinable because, under the terms of the Purchase Plan, purchases are based upon elections made by participants. The dollar value of benefits under the Purchase Plan is not determinable because purchase prices for stock purchased under the Purchase Plan are based upon fair market value of the Company’s common stock at the time of the election and purchase by the participant.

Vote Required

Approval of the Purchase Plan requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 2009 EMPLOYEE

STOCK PURCHASE PLAN

PROPOSAL 3 APPROVAL OF A ONE-TIME STOCK OPTION EXCHANGE PROGRAM

We are seeking stockholder approval of a one-time stock option exchange program for employees other than members of our Board of Directors and our executive officers subject to the provisions of Section 16 of the Exchange Act. If implemented, this one-time stock option exchange program, or option exchange, would permit some of our employees to surrender certain outstanding stock options for cancellation in exchange for the grant of new replacement options to purchase a lesser number of shares having an exercise price equal to the fair market value of our common stock on the replacement grant date.

Our Board of Directors authorized the option exchange on July 22, 2009, subject to stockholder approval. We intend for the exchange ratio to be used in the option exchange to result in the aggregate fair value of the replacement options to be approximately equal to the aggregate fair value of the options that are surrendered. To ensure that only those stock options that are significantly “underwater” (i.e., those options with an exercise price that is significantly greater than our current trading price) may be exchanged, only stock options with a per share exercise price of at least the highest per share trading price of our common stock for the 52-week period preceding the option exchange will be eligible for the option exchange. Members of our Board of Directors and our executive officers subject to the provisions of Section 16 of the Exchange Act will be excluded from participating in the option exchange.1

We believe this option exchange, as designed, is in the best interest of our stockholders and our employees and positions us well for the future in these uncertain economic times. If approved by stockholders, we believe the option exchange would enable us to:

•	Motivate and engage our eligible employees to build stockholder value;

•	Reduce our overhang by reducing the number of outstanding stock options; and

•	Recapture value from the compensation expense that we record with respect to eligible options.

In designing our option exchange, we have taken into account our stockholders’ interests through a focus on the following exchange principles:

•

Members of our Board of Directors and our executive officers subject to the provisions of Section 16 of the Exchange Act will be excluded from participating in the option exchange. All other employees holding eligible grants of stock options will generally be eligible to participate.

•

Stock options with a per share exercise price of at least the highest per share trading price of our common stock for the 52-week period preceding the option exchange will be eligible to be exchanged for a grant of a lesser amount of stock options with lower exercise prices.

•

Stock options that were granted less than 12 months prior to the beginning of the option exchange or are set to expire within a year from the end of the option exchange will not be eligible to be exchanged for replacement options, with the exception of options that were granted to former Tundra Semiconductor employees as part of the Company’s acquisition of Tundra.

•	The exchange ratio will be determined so that the aggregate fair value of the replacement options will be approximately equal to the aggregate fair value of the surrendered options.

•

Shares subject to stock options originally granted under the Integrated Device Technology, Inc. 2004 Equity Plan, or 2004 Plan, that are surrendered under the option exchange program would be returned to the 2004 Plan and would be eligible for future awards under the 2004 Plan. All other surrendered stock options would be cancelled at the time of the option exchange and the shares subject to the surrendered options will not be eligible to be reissued.

[1]	Brian White, the Company’s Vice President of Finance, is eligible to participate in the stock option exchange program. While he held the position of Interim Chief Financial Officer for four months during FY09 during the Company’s search for a Chief Financial Officer, Mr. White is not currently a Section 16 Officer, nor is there any current intention to make him a Section 16 Officer.

Stockholder approval of the option exchange is required under the Nasdaq listing rules and the terms of our 2004 Plan.

If our stockholders approve this proposal, and our Board of Directors, or Compensation Committee or named executive officers determine to implement the option exchange, the option exchange would be scheduled to commence on or about October 1, 2009. However, our Board of Directors, Compensation Committee or named executive officers may, in their sole discretion, determine to accelerate or postpone the actual start date of the option exchange to a date within 12 months of the date of the Annual Meeting of Stockholders.

Stockholder approval of this proposal requires the affirmative vote of a majority of shares represented and voting at the Annual Meeting.

OVERVIEW

Like many companies, we have experienced a significant decline in our stock price over the last year in light of the current global financial and economic crisis. Despite our successful reduction in operating expenses, as consumers began to conserve cash in late 2008 in response to the global financial and economic crisis, orders for our products fell and our stock price significantly declined. As a result, a considerable number of our employees hold stock options with exercise prices significantly above the recent trading prices of our common stock. The market for key employees remains extremely competitive, notwithstanding the current economic turmoil.

Because of the continued challenging economic environment and continued weak consumer demand, we believe these underwater stock options are no longer effective as incentives to motivate and retain our employees. We believe that employees perceive that these options have little or no value. In addition, although these stock options are not likely to be exercised as long as our stock price is lower than the applicable exercise price, they will remain on our books with the potential to dilute stockholders’ interests for up to the full term of the options, while delivering little or no retentive or incentive value, unless they are surrendered or cancelled.

The objective of our equity incentive programs has been, and continues to be, to link the personal interests of equity incentive plan participants to those of our stockholders. We believe that, if approved by our stockholders, the option exchange would be an important component in our efforts to:

•

Provide renewed incentives to our employees who participate in the option exchange. As of June 26, 2009, approximately 87% of stock options held by our employees were underwater and 87% had a per share exercise price equal to or greater than $8.00 We believe that these stock options no longer represent effective incentives to motivate or help retain our employees. We believe that the option exchange would aid both motivation and retention of those employees participating in the option exchange, while better aligning the interests of our employees with the interests of our stockholders.

•

Reduce our total number of outstanding stock options, or overhang, since a smaller number of options will be granted for the surrendered stock options. If we were to commence the option exchange October 1, 2009, the number of underwater stock options that would be eligible for the option exchange is approximately 16,210,166. Because we will be exchanging a smaller number of options for those options surrendered, our overhang and the potential dilution of stockholders’ interests provided by these awards will decrease. We believe that after the option exchange, the overhang represented by the options granted pursuant to the exchange program will represent an appropriate balance between the objectives of our equity incentive plans and our stockholders’ interest in minimizing overhang and potential dilution.

•

Recapture value from the compensation expense that we record with respect to certain eligible options. We believe it is not an efficient use of our resources to recognize compensation expense on options that are not perceived by our employees as providing value. By replacing options that have little or no retention or incentive value with options that will provide both retention and incentive value while not creating additional compensation expense (other than expense that might result from fluctuations in our stock price after the exchange ratio has been set but before the exchange actually occurs), we will be making efficient use of our resources.

If our stockholders do not approve the option exchange, eligible options will remain outstanding in accordance with their existing terms. We will continue to recognize compensation expense for these eligible options, even though these options may have little or no retentive or incentive value.

Summary of Material Terms

The option exchange, if approved by our stockholders, would provide for the following:

•

The option exchange will be open to all eligible employees (except where we determine that it is infeasible or impractical to offer the option exchange under local regulations as described below) who are employed by us as of the commencement of the option exchange and remain employed by us through the last day of the exchange offer. Eligible employees will be permitted to exchange all, some or none of their eligible options for replacement options.

•	Members of our Board of Directors and executive officers subject to the provisions of Section 16 of the Exchange Act will not be eligible to participate in the option exchange.

•

Only stock options that have a per share exercise price of at least the highest per share trading price of our common stock for the 52-week period preceding the option exchange will be eligible for exchange.

•

Stock options that were granted less than 12 months prior to the beginning of the option exchange or are set to expire within a year from the end of the option exchange will not be eligible to be exchanged for replacement options.

•

The exchange ratio of shares subject to eligible options surrendered in exchange for replacement options granted will be determined in a manner intended to result in the grant of replacement options that have an aggregate fair value approximately equal to the aggregate fair value of the eligible options they replace. The exchange ratio will be established shortly before the start of the exchange program and will depend on the original exercise price of the eligible option and the then-current fair value of the eligible and replacement options (calculated using the Black-Scholes model). The exchange program will not be a one-for-one exchange. Instead, participating employees will receive replacement options covering a lesser number of shares than are covered by the surrendered eligible options.

•

Each replacement option will have an exercise price equal to the fair market value of our common stock on the replacement grant date, and will have a new five-year term measured from the replacement grant date, which approximates the average remaining term of existing options that are eligible to be exchanged.

•

None of the replacement options will be vested on the date of grant. Instead, each replacement option will vest 33% on the first anniversary of the end of the option exchange and in substantially equal installments monthly thereafter over the subsequent two years, subject to the option holder’s continued employment with us through each vesting date.

•

The option exchange would be scheduled to begin on or about October 1, 2009. Our Board of Directors or Compensation Committee or named executive officers may, in their sole discretion, determine to postpone the actual start date of the option exchange to a date within 12 months of the date of stockholder approval. If the option exchange does not commence within 12 months of stockholder approval, we would consider any future option exchange or similar program to require new stockholder approval before it can be implemented.

While the terms of the option exchange are expected to be materially similar to the terms described in this proposal, our Board of Directors, Compensation Committee and named executive officers may, in their sole discretion, change the terms of the option exchange to take into account a change in circumstances, as described below, and may determine not to implement the option exchange even if stockholder approval of the option exchange is obtained.

Reasons for the Option Exchange

We believe that to be successful, our employees need to think like owners. Consistent with this philosophy, our equity program continues to be broad-based. This broad-based equity program provides us with a competitive advantage, particularly in our efforts to hire and retain top talent in technology-related fields.

Due to the significant decline of our stock price during the last year, many of our employees now hold stock options with exercise prices significantly higher than the current market price of our common stock. For example, the closing price of our common stock on the Nasdaq Global Select Market on June 26, 2009 was $6.03, whereas the weighted average exercise price of all outstanding options held by our employees was $12.45. As of June 26, 2009, approximately 87% of outstanding stock options held by our employees were underwater and 87% have per share exercise prices of $8.00 or higher. Although we continue to believe that equity awards are an important component of our employees’ total incentive benefits and provide us with a competitive advantage, we also believe that many of our employees view their existing options as having little or no value due to the significant difference between the exercise prices and the current market price of our common stock. The market for key employees remains competitive notwithstanding the current economic turmoil. As a result, for many employees, we believe that these underwater options are ineffective at providing the incentives that our Board of Directors and Compensation Committee believe are necessary to motivate and retain our employees.

Alternatives Considered

When considering how best to continue to provide incentives to and reward our employees who hold options that are significantly underwater, we considered the following alternatives:

•

Increase cash compensation.    To replace equity incentives, we considered whether we could substantially increase base and target bonus cash compensation. However, significant increases in cash compensation would substantially increase our cash compensation expenses and reduce our cash flow from operations, which could adversely affect our business and operating results. In addition, these increases would not reduce our overhang and would not align the interests of our employees with those of our stockholders.

•

Grant additional equity awards.    We also considered special grants of additional stock options at current market prices or another form of equity award such as restricted stock units. However, these additional grants would increase our overhang and dilute the interests of our stockholders.

•

Exchange options for cash.    We also considered implementing a program to exchange underwater options for cash payments. However, an exchange program where options are generally exchanged for cash would substantially increase our compensation expenses and reduce our cash flow from operations, which could adversely affect our business and operating results. In addition, we do not believe that such a program would have significant long-term retention value.

•

Exchange options for restricted stock units.    We also considered implementing a program to exchange underwater options for restricted stock units. We do not believe that the value-neutral exchange ratios under an options-for-RSU program would result in broad employee participation in the program. We also do not believe that the resulting number of RSUs issued would create meaningful retention value for our employees, which is one of our main objectives of the program. However, in order to minimize the expense of the exchange program from an accounting perspective, the exchange ratios for an options-for-restricted stock units exchange program would need to be substantially higher than for an options-for-options exchange program (i.e., fewer replacement awards granted). Thus, we believe that employee participation in an options-for-restricted stock units exchange program would be lower than with an options-for-options exchange program.

The Option Exchange

After weighing each of these alternatives, we have decided to provide an option-for-replacement option exchange. We have determined that a program under which our employees generally could exchange significantly underwater stock options for a lesser number of stock options having an exercise price equal to the fair market value of our common stock on the replacement grant date was the most attractive alternative for a number of reasons, including the following:

•

The option exchange offers a reasonable, balanced and meaningful incentive for our eligible employees.    Under the option exchange, participating employees will surrender eligible underwater options for replacement options covering fewer shares with a per share exercise price equal to the closing price of our common stock on the replacement grant date and that will vest 33% on the first anniversary of the end of the option exchange and in substantially equal installments monthly thereafter over the subsequent two years.

•

The exchange ratio will be calculated to minimize accounting costs.    We will calculate the exchange ratio to result in an aggregate fair value, for accounting purposes, of the replacement options that will be approximately equal to the aggregate fair value of the eligible options that are exchanged, which we believe will not have a significant adverse impact on our reported earnings.

•

The option exchange will reduce our equity award overhang.    Not only do the underwater options have little or no retention value, they cannot be removed from our equity award overhang until they are exercised, expire or the employee who holds them leaves our employment. The option exchange will reduce our overhang while eliminating the ineffective options that are currently outstanding. Because employees who participate in the exchange program will receive a lesser number of replacement options in exchange for their surrendered eligible options, the number of shares of common stock subject to all outstanding equity awards will be reduced, thereby reducing our overhang. Based on the assumptions described below, if all eligible options are exchanged, options to purchase approximately 16,210,166 shares would be surrendered and cancelled, while replacement options covering approximately 5,403,388 shares will be granted, resulting in a net reduction in the equity award overhang of approximately 10,806,778 shares. In addition, approximately 6,959,839 of the 11,239,635 shares are from IDT equity plans that are no longer in existence and these shares will not be available for future grant. The remaining 4,279,796 shares will be returned to the 2004 plan and available for future grant The total number of shares of our common stock subject to outstanding equity awards as of October 1, 2009 would have been approximately 18,545,470 shares, including the approximately 5,403,388 million replacement options. As of June 26, 2009, the total number of shares of our common stock outstanding was 165,563,368. All eligible options that are not exchanged will remain outstanding and in effect in accordance with their existing terms.

•

Members of our Board of Directors and our executive officers subject to the provisions of Section 16 of the Exchange Act will not be eligible to participate in the option exchange.    Although members of our Board of Directors and our executive officers subject to the provisions of Section 16 of the Exchange Act also hold options that are significantly underwater, these individuals are not eligible to participate in the option exchange.

DETAILS OF THE STOCK OPTION EXCHANGE PROGRAM

Implementing the Option Exchange

We have not commenced the option exchange and will not do so unless our stockholders approve this proposal. Our Board of Directors authorized the option exchange on July 22, 2009, subject to stockholder approval. If this proposal is approved, this offer to surrender eligible options in exchange for replacement options would be scheduled to begin on or about October 1, 2009. Our Board of Directors, or Compensation Committee or and named executive officers may, in their sole discretion, determine to postpone the actual start date of the option exchange to a date within 12 months of the date of stockholder approval of this proposal.

If stockholders approve this proposal, eligible employees will be offered the opportunity to participate in the option exchange pursuant to a written offer that will be distributed to all eligible employees. Eligible employees will be given at least 20 business days to elect to exchange all or none of their eligible options for replacement options. On the last day of the exchange offer, the eligible options surrendered for exchange would be cancelled, and replacement options would be granted to participating employees in accordance with the applicable exchange ratio. All such replacement options would be granted under, and subject to the terms of, the 2004 Plan, and would have an exercise price equal to the fair market value of our common stock on the replacement grant date.

Prior to commencement of the option exchange, we will file the offer to exchange with the SEC as part of a tender offer statement on Schedule TO. Eligible employees, as well as stockholders and members of the public, will be able to review the offer to exchange and other related documents filed by us with the SEC free of charge on the SEC’s website at http://www.sec.gov.

Eligibility

If implemented, the option exchange will be open to all of our employees, who hold options with a per share exercise price of at least the highest per share trading price of our common stock for the 52-week period preceding the option exchange, except where we determine that it is infeasible or impractical to offer the option exchange under local regulations. Stock options that are set to expire within a year from the end of the option exchange will not be eligible to be exchanged for replacement options. As of June, 26, 2009, we estimate that approximately 1,395 of our employees would be eligible to participate in the option exchange.

The option exchange will not be available to members of our Board of Directors and our executive officers subject to the provisions of Section 16 of the Exchange Act. The program also will not be available to any former employees. An employee who tenders his or her options for exchange must also have been continuously employed by us, and must remain employed through the last day of the exchange offer in order to receive the replacement options. If an option holder is no longer an employee with us for any reason, including layoff, termination, voluntary resignation, death or disability, on the date that the option exchange is commenced, that option holder cannot participate in the option exchange. If an option holder is no longer an employee with us for any reason on the last day of the exchange offer, even if he or she had elected to participate and had tendered his or her options for exchange, such employee’s options will automatically be deemed withdrawn and he or she will not participate in the option exchange. He or she will retain his or her outstanding options in accordance with their original terms and conditions, and he or she may exercise them during a limited period of time following termination of employment in accordance with their terms and to the extent that they are vested. A vote by an employee in favor of this proposal at the Annual Meeting of Stockholders does not constitute an election to participate in the option exchange.

Of the outstanding options held by eligible employees as of June 26, 2009, the maximum number of shares of common stock underlying options which could be surrendered for exchange is 16,210,166, and the maximum number of shares of common stock which would be subject to awards granted under the proposed option exchange, using the estimated exchange ratio below, would be 5,403,388.

Exchange Ratio

The exchange ratio will be designed to result in a fair value, for accounting purposes, of the replacement options that will be approximately equal to the fair value of the eligible options that are surrendered in the exchange (based on valuation assumptions made when the offer to exchange commences). This ratio will be designed to minimize the accounting expense of the grant of replacement options. The actual exchange ratio will be determined by the Compensation Committee shortly before the start of the exchange program.

The exchange ratio will be based on the fair value of the eligible options (calculated using the Black-Scholes model). The calculation of fair value using the Black-Scholes model takes into account many variables, such as the volatility of our stock and the expected term of an option. Setting the exchange ratio in this manner is intended to result in the issuance of replacement options that have an aggregate fair value approximately equal to the aggregate fair value of the surrendered eligible options they replace. This will minimize any additional compensation cost that we must recognize on the replacement options, other than compensation expense that might result from fluctuations in our stock price after the exchange ratio has been set but before the exchange actually occurs.

Although the exchange ratio cannot be determined now, we can provide an example if we make certain assumptions regarding the start date of the offer to exchange, the fair value of the eligible options, and the fair market value of our common stock. For illustration purposes, assume we were to begin the exchange program on October 1, 2009, which would allow us to include in the exchange program a substantial percentage of our outstanding underwater options, and assume that our then-applicable 52-week high would be $8.00. As a result, options with an exercise price above $8.00 per share would be eligible for the exchange program. If, at the time we set the exchange ratio, the fair market value of our common stock was $5.44 per share, then based on the above method of determining the exchange ratio, eligible options to purchase 3.1 shares would be exchanged for each replacement option to purchase 1 share.

An example of how the option exchange program would work, including the assumptions that were used to calculate the value-neutral exchange program, is set forth in the following table.

Tier	Exercise Price of Eligible Options	Number of Shares Underlying Eligible Options	Weighted Average Remaining Life of Eligible Options (Years)	Weighted Average Exercise Price of Eligible Options	Exchange Ratio	Maximum Shares Underlying Replacement Options that May be Granted
1	$8.00 and up	16,859,452	3.36	$12.65	3.10 to 1	5,438,533

The foregoing exchange ratio is provided merely as an example of how we would determine the exchange ratio if we were commencing the exchange offer based on a $5.44 share price. We will apply the same methodology once these factors are decided closer to the time of commencement of the exchange program. The total number of replacement options a participating employee will receive with respect to a surrendered eligible option will be determined by converting the number of shares underlying the surrendered eligible option according to the exchange ratio and rounding down to the nearest whole share. The exchange ratio will be applied on a grant-by-grant basis.

Election to Participate

Participation in the option exchange will be voluntary. Under the option exchange, eligible employees may make an election to surrender eligible stock options that have an exercise price of at least the highest per share trading price of our common stock for the 52-week period preceding the option exchange at the commencement of the option exchange in exchange for replacement options in accordance with the actual exchange ratio, which will be determined at the time the option exchange commences.

Vesting of Replacement Options

The replacement options will vest 33% on the first anniversary of the end of the option exchange and in substantially equal installments monthly thereafter over the subsequent two years, subject to the optionee’s continued employment through each vesting date.

Term of the Replacement Options

The replacement options will have a five-year term measured from the replacement grant date.

Cancellation of Surrendered Options

Shares of our common stock subject to eligible stock options originally granted under the 2004 Plan that are surrendered under the option exchange program would be returned to the 2004 Plan and would be eligible for future awards under the 2004 Plan. All other surrendered stock options would be cancelled at the time of the option exchange.

U.S. Federal Income Tax Consequences

The option exchange should be treated as a non-taxable exchange for U.S. federal income tax purposes, and we and our participating employees should recognize no income for U.S. federal income tax purposes upon the surrender of eligible options and the grant of replacement options. The tax consequences of the option exchange in foreign jurisdictions will depend on applicable foreign tax rules and regulations but will be fully disclosed to participants subject to the tax laws of foreign jurisdictions as part of the offer to exchange options.

Accounting Impact

Under SFAS 123(R), the exchange of options under the option exchange program is treated as a modification of the existing options for accounting purposes. Accordingly, we will recognize the unamortized compensation cost of the surrendered options, as well as the incremental compensation cost of the replacement options granted in the exchange program, ratably over the vesting period of the replacement options. The incremental compensation cost will be measured as the excess, if any, of the fair value of each replacement option granted to employees in exchange for surrendered eligible options, measured as of the last day of the exchange offer, over the fair value of the surrendered eligible options in exchange for the replacement options, measured immediately prior to the cancellation. Because the exchange ratio will be calculated to result in the fair value of surrendered eligible options being equal to the fair value of the options replacing them, we do not expect to recognize more than $2.5 million in incremental compensation expense for financial reporting purposes as a result of the exchange program. In the event that any of the replacement options are forfeited prior to their vesting due to termination of service, the incremental compensation cost for the forfeited replacement options will not be recognized; however, we would recognize any unamortized compensation expense from the surrendered options which would have been recognized under the original vesting schedule.

Potential Modification to Terms to Comply with Governmental Requirements

The terms of the option exchange will be described in a tender offer document that will be filed with the Securities and Exchange Commission. Although we do not anticipate that the Securities and Exchange Commission would require us to modify the terms materially, it is possible that we will need to alter the terms of the option exchange to comply with potential Securities and Exchange Commission comments. In addition, it is currently our intention to make the program available to our eligible employees, including eligible employees who are located outside of the United States, where permitted by local law and where we determine it is feasible and practical to do so. It is possible that we will make modifications to the terms offered to employees in countries outside the United States to comply with local requirements, or for tax or accounting reasons. The Compensation Committee will retain the discretion to make any such necessary or desirable changes to the terms of the exchange program for purposes of complying with comments from the SEC or optimizing the U.S. federal or foreign tax consequences.

Benefits of the Option Exchange to Eligible Employees

Because the decision whether to participate in the option exchange is completely voluntary, we are not able to predict who will participate, how many options any particular group of employees will elect to exchange, or the number of replacement options that we may grant. As noted above, however, our executive officers who are subject to Section 16 of the Exchange Act and members of our Board of Directors are not eligible to participate in the option exchange. The option exchange also will not be available to any former employees.

Effect on Stockholders

The option exchange was designed to provide renewed incentives and motivate the eligible employees to continue to create stockholder value and reduce the number of shares currently subject to outstanding options, thereby avoiding the dilution in ownership that normally results from supplemental grants of new stock options or other awards. We are unable to predict the precise impact of the option exchange on our stockholders because we cannot predict which, or how many, employees will elect to participate in the option exchange, and which or how many eligible options such employees will elect to exchange.

Vote Required

Approval of the option exchange requires the affirmative vote of a majority of shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote on the option exchange.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL

TO IMPLEMENT A ONE-TIME STOCK OPTION EXCHANGE PROGRAM

PROPOSAL NO. 4—RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 28, 2010, and the stockholders are being asked to ratify such selection. Stockholder ratification of the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee and the Board of Directors will consider the vote of the stockholders in making a decision whether to select another independent registered public accounting firm for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time if they determine that such a change would be in the best interests of the Company and its stockholders.

PricewaterhouseCoopers LLP has been engaged as the Company’s independent registered public accounting firm since 1993. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF SELECTION OF

PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of July 22, 2009, with respect to the beneficial ownership of the Company’s common stock by: (a) each stockholder known by the Company to be the beneficial owner of more than five percent of the Company’s common stock; (b) each director and nominee; (c) each Named Executive Officer1 (as set forth below); and (d) all current officers and directors as a group. As of July 22, 2009, the Company had 165,569,816 shares of common stock outstanding.

SECURITY OWNERSHIP

Name and Address of Beneficial Owner	Shares Beneficially Owned (2)	Percentage of Beneficial Ownership (2)
5% Stockholders
Barclays Global Investors, N.A.(3) 45 Fremont Street, San Francisco, CA 94105-2204	11,304,822	6.7%
AXA Financial, Inc.(4) 1290 Avenue of the Americas New York, NY 10104	10,770,615	6.4%
Vanguard Group, Inc. (5) 100 vanguard Boulevard Malvern, PA 19355-2331	8,598,426	5.1%

Non-Employee Directors
John Schofield(6)	67,000	*
Lewis Eggebrecht(7)	89,400	*
Gordon Parnell(8)	20,333	*
Donald Schrock	0	*
Ron Smith, Ph.D.(9)	83,649	*
Nam P. Suh, Ph.D.(10)	73,448	*
Umesh Padval	—	*

Named Executive Officers
Theodore L. Tewksbury III, Ph.D.(11)	177,083	*
Richard D. Crowley, Jr. (12)	2,739	*
Jimmy J.M. Lee(13)	657,585	*
Ram Iyer(14)	394,640	*
Fred Zust(15)	479,008	*
All current Executive Officers and Directors as a Group (19 persons)(16)	3,757,128	2.3%

*	Represents less than 1% of the issued and outstanding shares.
(1)	Mr. White and Mr. Hosein are not included in the Security Ownership table since neither is an executive officer of the Company subject to filing requirements with the Securities and Exchange Commission.
(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of July 22, 2009, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to the Company’s knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is the Company’s address at 6024 Silver Creek Valley Road, San Jose, CA 95138.
(3)	Based solely on a Schedule 13G filed on February 5, 2009 with the Securities and Exchange Commission.

(4)	Based solely on a Schedule 13G/A filed on January 9, 2009 with the Securities and Exchange Commission pursuant to a Joint Filing Agreement on behalf of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA and AXA Financial, Inc.
(5)	Based solely on a Schedule 13G filed on February 13, 2009 with the Securities and Exchange Commission.
(6)	Represents 12,000 shares beneficially owned by Mr. Schofield and 55,000 shares subject to options exercisable within 60 days of July 22, 2009.
(7)	Represents 2,000 shares beneficially owned by Mr. Eggebrecht and 87,400 shares subject to options exercisable within 60 days of July 22, 2009.
(8)	Represents 2,000 shares beneficially owned by Mr. Parnell and 18,333 shares subject to options exercisable within 60 days of July 22, 2009.
(9)	Represents 3,649 shares beneficially owned by Dr. Smith, 5,000 shares beneficially owned by the Smith Family Trust and 75,000 shares subject to options exercisable within 60 days of July 22, 2009.
(10)	Represents 2,000 shares beneficially owned by Mr. Suh and 71,448 shares subject to options exercisable within 60 days of July 22, 2009.
(11)	Represents 177,083 shares subject to options exercisable within 60 days of July 22, 2009.
(12)	Represents 2,739 shares beneficially owned by Mr. Crowley.
(13)	Represents 16,794 shares beneficially owned by Mr. Lee and 640,791 shares subject to options exercisable within 60 days of July 22, 2009.
(14)	Represents 9,089 shares beneficially owned by Mr. Iyer and 385,551 shares subject to options exercisable within 60 days of July 22, 2009.
(15)	Represents 6,149 shares beneficially owned by Mr. Zust and 472,859 shares subject to options exercisable within 60 days of July 22, 2009.
(16)	Includes the shares described in notes 6-15, and an additional 23,932 shares beneficially owned, and 1,416,429 shares subject to options exercisable within 60 days of July 22, 2009 held by executive officers not listed in the table.

EXECUTIVE OFFICERS

Our executive officers, and their respective ages as of July 22, 2009 are as follows:

Name	Age	Position
Theodore L. Tewksbury, III	52	President and Chief Executive Officer
Jimmy Lee	56	Senior Vice President, Worldwide Sales
Richard D. Crowley, Jr.	52	Vice President, Chief Financial Officer
Ji Park	36	Vice President and General Manager, Video and Display Division
Fred Zust	39	Vice President and General Manager, Communications Division
Ram Iyer	44	Vice President and General Manager, Computing and Multimedia Division
Derek Dicker	35	Vice President and General Manager, Networking Division
Mike Hunter	58	Vice President, Worldwide Manufacturing
Mansour Izadinia	47	Vice President, Analog Technology and Strategy
Chuen-Der Lien	53	Vice President, Chief Technical Officer, Circuit and Process Design
Mario Montana	47	Vice President, Enterprise Computing Division
Chad Taggard	45	Vice President, Strategic Planning and Worldwide Marketing
Vince Tortolano	59	Vice President, General Counsel and Secretary

Dr. Tewksbury joined IDT as President and Chief Executive Officer in March 2008. Prior to joining IDT, Dr. Tewksbury served as the President and Chief Operating Officer of AMI Semiconductor from October 2006 to February 2008. Prior to August 2006, Dr. Tewksbury held a managing director position at Maxim Integrated Device.

Mr. Lee joined IDT in 1984. He was promoted from Vice President, Timing Solutions and Telecom Divisions to Senior Vice President, Timing Solutions Group in 2006. Other previous positions at IDT included Vice President, FIFO Products Division from 1996 to 1999. Prior to joining IDT, Mr. Lee held a management position at Intel Corp.

Mr. Crowley joined IDT as Vice President and Chief Financial Officer in October 2008. Prior to joining IDT, Mr. Crowley served as the Vice President, Finance and Chief Financial Officer of Micrel, Inc. Prior to Micrel, Mr. Crowley served as Vice President and Chief Financial Officer of Vantis Corporation. Prior to Micrel, Mr. Crowley was employed by National Semiconductor Corporation, where his last position was Vice President and Corporate Controller.

Mr. Hunter has been with IDT since 1996 and was appointed Vice President, Worldwide Manufacturing in February 1998. Prior to joining IDT, Mr. Hunter held management positions at Chartered Semiconductor Manufacturing Ltd., Fujitsu Personal Systems, Fairchild Semiconductor and Texas Instruments Incorporated.

Mr. Izadinia joined IDT as Vice President, Analog Technology and Strategy in 2009. Prior to joining IDT, Mr. Izadinia served as Vice President of the System and Power Management (SPM) business unit at Maxim Integrated Products. Prior to Maxim, Mr. Izadinia held various engineering and management positions at National Semiconductor.

Dr. Lien joined IDT in 1987 and was appointed to his current position in 1996. Prior to joining IDT, he held engineering positions at Digital Equipment Corporation and AMD.

Mr. Iyer joined IDT in 2005 as a result of our merger with ICS and was promoted from Vice President and General Manager of our MicroClock Business Unit to his current position in 2008. At ICS, Mr. Iyer held various management positions in marketing, applications engineering and systems design. Before joining ICS, Iyer spent seven years at Sony Corporation.

Mr. Park joined IDT in 2005 as a result of our merger with ICS and was promoted from Director of Memory Timing Products to his current position in 2008. Prior to IDT, Park held various management positions in product engineering, design and marketing at Texas Instruments and Applied Materials.

Mr. Zust joined IDT in 2003 as a result of our merger with ICS. At ICS, he served as vice president for the NetCom Timing Division. Prior to ICS, Mr. Zust held various leadership and technical positions at Texas Instruments and AT&T/NCR Corporation.

Mr. Dicker joined IDT in May 2006 and was promoted to his current position in February 2007. Mr. Dicker joined IDT from Intel Corporation where he spent over 10 years in various OEM sales, marketing, strategic planning and applications engineering positions.

Mr. Montana joined IDT in 1997 and became General Manager, Serial Switching Division in 2005. Mr. Montana was promoted to Vice President in February 2007. Prior to his current role, Mr. Montana was Director, IDT Serial-Switching Division. Before transitioning to the Serial-Switching Division, Montana was Director, IDT Strategic Marketing Group. Mr. Montana also served as Product Line Director, IDT Telecommunications, FIFO, Logic and Timing groups, respectively.

Mr. Taggard joined IDT in August 2006. Mr. Taggard joined IDT from Intel Corporation where we held various product marketing, manufacturing operations, business development and investor relations positions. Prior to Intel, Mr. Taggard worked at Hewlett Packard Corporation as a software engineer.

Mr. Tortolano joined IDT in 2009 as its Vice President, General Counsel and Secretary. Prior to joining IDT, Mr. Tortolano served as Vice President, General Counsel and Secretary of Micrel, Inc. Prior to Micrel, Mr. Tortolano held the position of Vice President, Co-General Counsel of Vantis Corporation, a wholly-owned subsidiary of Advanced Micro Devices, Inc.

REPORT OF AUDIT COMMITTEE

The report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

During fiscal 2009, the Audit Committee was initially comprised of three independent, non-employee directors, Messrs. Parnell and Schofield and Dr. Smith. In January 2009, another independent, non-employee director, Mr. Padval, was appointed to the Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.idt.com.

The Audit Committee oversees the Company’s financial reporting processes on behalf of the Board. Management is responsible for the Company’s internal controls, financial reporting processes and compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm (or “auditor”) is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and the audit of the Company’s internal control over financial reporting, and issuing a report thereon. The Audit Committee is responsible for monitoring and overseeing these processes.

In this context, the Audit Committee has reviewed and discussed the Company’s financial statements for the fiscal year ended March 29, 2009, with management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. In addition, the Audit Committee has discussed and reviewed with PricewaterhouseCoopers LLP all matters required to be discussed by Statement on Auditing Standards No. 61 ((Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications)). The Audit Committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the overall scope of its audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of its financial reporting.

The Audit Committee has received from PricewaterhouseCoopers LLP a formal written statement describing all relationships between PricewaterhouseCoopers LLP and the Company that might bear on the independence of PricewaterhouseCoopers LLP consistent with Independence Standards Board No. 1 (Independence Discussions with Audit Committees), discussed with PricewaterhouseCoopers LLP any relationships that might impact their objectivity and independence, and satisfied itself as to the auditor’s independence.

Fees Billed to Company

The aggregate fees incurred by the Company with PricewaterhouseCoopers LLP for the annual audit and other services for the fiscal years ended March 29, 2009, and March 30, 2008, were as follows:

(in thousands)	Fiscal Year 2009	Fiscal Year 2008
Audit fees (1)	$1,675	$1,569
Audit–related fees (2)	42	116
Tax fees (3)	74	44
All other fees (4)	2	2

Total fees	$1,793	$1,731

(1)	Represents audit and accounting advisory services for the Company’s annual financial statements included in the Company’s Annual Reports on Form 10-K, for reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the audit of the Company’s internal control over financial reporting, as well as for statutory audit services which amounted to $103,000 and $214,000 in the fiscal years ended March 29, 2009 and March 30, 2008, respectively.
(2)	Consists primarily of services rendered in connection with mergers and acquisitions, including due diligence.
(3)	Consists of tax filing and tax-related compliance and other advisory services.
(4)	Consists primarily of consulting services. The Company incurred no financial information systems design and implementation fees in the fiscal years ended March 29, 2009, or March 30, 2008.

In accordance with the Audit Committee charter, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may elect to delegate pre-approval authority to one or more designated committee members in accordance with its charter. The Audit Committee considers whether such audit or non-audit services are consistent with SEC’s rules on auditor independence.

The Audit Committee approved the engagement of PricewaterhouseCoopers LLP pursuant to established pre-approval policies and procedures. The Audit Committee has determined the rendering of non-audit services by PricewaterhouseCoopers LLP compatible with maintaining the auditor’s independence. The Audit Committee approved all of the fees set forth in the table above for the fiscal years ended March 29, 2009, and March 30, 2008, respectively.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 29, 2009, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Gordon Parnell
Umesh Padval
John Schofield
Ron Smith

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation programs together with a description of the material factors underlying the decisions which resulted in the fiscal year 2009 (“FY09”) compensation provided to the Company’s Named Executive Officers (“NEOs”). The NEOs for FY09 are as follows: Dr. Theodore L Tewksbury, III, President and Chief Executive Officer; Mr. Richard Crowley, Jr., Vice President and Chief Financial Officer; Mr. Jimmy Lee, Senior Vice President, Worldwide Sales; Mr. Fred Zust, Vice President and General Manager, Communications Division; and Mr. Ram Iyer, Vice President and General Manager, Computing and Multimedia Division. The CD&A also provides compensation information for the Company’s former Vice President and Chief Financial Officer, Mr. Clyde R. Hosein, who resigned from the Company effective June 13, 2008, and for the Company’s Interim Chief Financial Officer, Mr. Brian White, Vice President, Finance, who replaced Mr. Hosein as Chief Financial Officer on a temporary basis until Mr. Hosein’s permanent replacement, Mr. Crowley, commenced his employment with the Company on October 20, 2008.

The Compensation Committee

The Compensation Committee of our Board of Directors (the “Committee”) develops the compensation philosophy and objectives for the Company as a whole, reviews and approves all compensation decisions related to our NEOs and senior executives and generally oversees our compensation programs. As members of our Board of Directors, the Committee receives regular updates on the Company’s business priorities, strategies and results. As a result, the Committee has frequent interaction with and open access to the NEOs. This gives them considerable opportunity to ask questions and assess the performance of the executives and the Company. The Committee for FY09 included the following independent, non-employee members of the Board of Directors: Dr. Smith, Dr. Suh, Mr. Schofield and Mr. Eggebrecht. Mr. Eggebrecht joined the Compensation Committee in October 2008.

The Committee’s specific responsibilities include:

•	Reviewing, revising and approving an industry-specific Peer Group (as defined below) to facilitate appropriate comparisons for compensation purposes;

•

Reviewing and approving annually, at the beginning of each fiscal year, certain performance goals and objectives as they relate to the NEOs’ compensation for that year, based on the Company’s annual operating plan as approved by the Board;

•

Reviewing and recommending annually, at the beginning of each fiscal year, the individual elements of targeted compensation for the CEO for that year, including base salary, target incentive bonus, incentive plan structure and equity awards, and reporting such recommendations to the Board of Directors for final review and approval;

•

Evaluating annually, at the end of each fiscal year, the CEO’s performance related to the goals and objectives established by the Board at the beginning of the fiscal year, and recommending the CEO’s final compensation level based upon this evaluation to the Board for the Board’s final review and approval. In recommending the CEO’s final compensation to the Board, the Committee may also take into consideration other relevant information including the Company’s financial and stock price performance, the degree to which the CEO has implemented strategic objectives for the Company, Peer Group compensation and other similar factors;

•

Reviewing and assessing the CEO’s recommendations with respect to the individual elements of targeted compensation for the other NEOs. The Committee has final review and approval over each NEO’s compensation targets and each NEO’s final compensation;

•	Reviewing, along with the CEO, matters relating to management succession, including compensation-related issues and exercising final approval over such issues;

•	Reviewing and approving any proposed employment agreements, severance agreements, change in control agreements, and any special supplemental benefits and/or perquisites applicable to the NEOs; and

•

Before the beginning of the fiscal year, reviewing and authorizing the total number of options and/or shares which may be granted to the NEOs and all other employees during the fiscal year. The Committee also reviews and approves any changes to the Company’s equity policies and plans.

In carrying out the foregoing responsibilities, the Committee has the authority, in its sole discretion, to engage outside independent advisors as it deems necessary or appropriate.

Compensation Philosophy and Objectives

The objectives of the Company’s compensation programs are to provide competitive compensation opportunities that are designed to reward, motivate, attract and retain top talent. Our compensation programs are designed to reward performance based upon achievement in accordance with annual goals approved by the Committee at the beginning of each fiscal year, and align the priorities and performance of our NEOs with the priorities and strategies of the Company, and with the interests of our stockholders.

In FY09, important factors that were identified in the setting and awarding of compensation include: revenue growth; improved operating margin; operational excellence; and new product development and sales. The Committee identified these priorities because they are important to generate increased value for our stockholders and are areas over which management can exert the greatest amount of control thus increasing the potential for immediate and long term profitability. Each NEO’s compensation is contingent upon overall corporate performance as well as specific performance metrics particular to each NEO’s position and consistent with their roles on the management team.

The Committee believes that a significant portion of executive compensation should be tied directly to the Company’s financial performance. As set forth in more detail herein, the Company’s executive compensation package is designed to fluctuate with the financial performance of the Company as a whole. During years when the Company’s performance experiences a downturn, executive compensation will be lower; likewise, during years where the Company experiences increased revenues and profitability, executive compensation is designed to increase. The Committee feels this compensation philosophy aligns the interests of our executives with that of our stockholders and provides motivation for high performance levels from our executives.

Setting Executive Target Compensation

The Committee retains Radford, an AON Consulting Company, as its independent compensation consultant on all matters related to the compensation of NEOs and other senior executives. Radford reports to the Committee and the Committee reviews and evaluates Radford’s performance and compensation. Radford does not provide any other consulting services to the Company outside of its compensation consulting services to the Committee. Independent of its consulting services, the Company subscribes to and participates in Radford’s Executive, Sales, Benchmark and International Compensation Surveys. Radford provides strategic guidance to the Committee by leveraging its extensive database and significant industry expertise. Radford reported to the Committee and the Committee requested that Radford provide it with comparative market data on industry best practices and data related to our NEOs and senior executives. For the compensation evaluation, in addition to publicly available data for our peers, Radford also relied on its 2008 Radford High Technology Executive Survey1.

The Committee used data compiled by Radford to compare our NEOs’ compensation with the compensation of executive officers at peer companies in the semiconductor industry. The Committee, after consultation with management and Radford, established a specific group of peer companies to assist in the assessment of job levels and compensation programs and practices. In defining an appropriate peer group for purposes of comparing compensation data, consideration was given to the following factors: companies with whom the Company competes for business and executive talent in the semiconductor industry; companies with revenues generally between $400 million and $2 billion reflecting businesses of similar scope and complexity; and companies with market capitalization generally between $500 million and $3 billion reflecting businesses of similar maturity. Based on these factors, the Committee reviewed and updated our list of peers from fiscal year 2008 (“FY08”) and as a result the following companies (collectively, the “Peer Group”) were included in the compensation analysis for FY09:

Atmel	Intersil	PMC Sierra
Conexant Systems	Linear Technology	RF Micro Devices
Cypress Semiconductor	Microchip Technology	Silicon Laboratories
Fairchild Semiconductor	Microsemi	Skyworks Solutions
International Rectifier	OmniVision Technologies	Standard Microsystems

[1]	The survey encompasses nine Peer Group members, 36 semiconductor/capital equipment companies and 166 broad high technology companies all with revenues between $400 million and $2 billion.

In the month prior to the beginning of FY09, as requested by the Committee, Radford presented the Committee with Peer Group and broader market survey data related to the compensation of executives holding positions comparable to the positions of each of our NEOs including data regarding base salaries, performance bonuses and equity awards. In order to assist the Committee with evaluation of our NEOs’ compensation packages, survey data was combined with proxy data, where sufficient proxy data was available, to create a final market average which was used to assess compensation levels. Compensation data for NEOs who report to the CEO are reviewed by the Committee with the CEO and Radford. Data and criteria related to the CEO’s compensation, including peer group market data, are reviewed and evaluated only within the Committee with its outside compensation advisor, and not with the CEO.

Base salaries and target performance bonuses (collectively, “Total Cash Compensation”) are determined on an annual basis at the beginning of each fiscal year. The Committee generally targets the 50th percentile of market for Total Cash Compensation based on the Peer Group and broader market survey data provided by Radford. Total Cash Compensation is considered an important part of the executive compensation package in order to remain competitive in attracting and retaining executive talent. Total Cash Compensation is designed to fluctuate with Company performance. In fiscal years when the Company exhibits superior financial performance, Total Cash Compensation is designed to generally be above average competitive levels. When financial performance is below the targeted goal for a particular fiscal year, Total Cash Compensation is designed to generally be below average competitive levels.

Total Cash Compensation in combination with equity awards (collectively, “Total Direct Compensation”) is also targeted at the 50th percentile of market based on the Peer Group and broader market survey data provided by Radford. Equity awards are granted to the NEOs generally at the beginning of each fiscal year, and are our only form of long-term incentive compensation. In determining equity grants for the NEOs for FY09, the Committee used Peer Group and broader market survey data provided by Radford as a guideline so that the targeted value of equity grants would be near the 50th percentile of equity grants among the Company’s peers. The Committee also assessed the performance, current equity holdings, internal comparisons and retention risks with respect to each NEO in addition to the Peer Group and broader market survey data provided by Radford.

Role of CEO in Compensation Decisions

Greg Lang, the Company’s former CEO made recommendations to the Committee prior to the beginning of the FY09 as to the levels of compensation of the other NEOs. Dr. Tewksbury did not make any recommendation to the Committee prior to the beginning of FY09 as to the levels of compensation of the other NEOs because Dr. Tewksbury’s employment commencement date was the first day of FY09. In making recommendations on the other NEOs’ compensation, Mr. Lang reviewed and evaluated each NEO’s performance, expected future contributions, internal comparisons and also considered the market survey data provided by Radford.

While the annual goals for each of the NEOs are specific and measurable, at the end of the fiscal year, Dr. Tewksbury had the authority to exercise reasonable discretion in recommending whether each NEO’s business unit, as a whole, had achieved the corporate objectives for the year. Such discretion may result in increasing or decreasing the Business Unit Achievement Factor (as defined below), which could have a direct impact on the NEO’s recommended bonus.

Any recommendations made by Dr. Tewksbury regarding the base salaries, bonuses and equity awards of the NEOs are subject to the final review and approval of the Committee. Similarly, Dr. Tewksbury was invited to provide input to the Committee with regard to his own compensation, but he did not participate in the Committee’s final recommendation to the Board or the Board’s final determination of his compensation.

Individual Elements of NEO Compensation

Each NEO is compensated through base salary, a performance bonus and equity awards. Annual compensation decisions regarding each of these elements take into account each NEO’s performance during the previous fiscal year, his or her expected performance during the current fiscal year, compensation relative to the Peer Group and broader market survey data provided by Radford and each business unit’s goals for the current fiscal year.

Base Salary

Base salaries are determined annually by the Committee, at the beginning of each fiscal year, based upon the criteria outlined above and a review of the data referred to under “Setting Executive Target Compensation” above.

Base salaries for the NEOs were approved by the Committee (except for Mr. White who is not an executive officer) and represent year-over-year increases as detailed in the following table:

NEO[1]	FY08 Base Salary ($)	FY09 Base Salary ($)	% Increase
Dr. Tewksbury	—	500,011	—
Mr. Crowley	—	325,000	—
Mr. White		240,011	—
Mr. Hosein	321,069	350,002	9%
Mr. Lee	300,747	325,000	8%
Mr. Zust	—	285,002	—
Mr. Iyer	—	290,014	—

In determining Dr. Tewksbury’s FY09 base salary, the Committee, in consultation with Radford, considered Dr. Tewksbury’s qualifications, experience, and market data at the 50th percentile for the Company’s peer group. Based on these considerations, the Committee recommended and the Board approved a base salary to align with Company’s Peer Group and the broader market survey data provided by Radford. The Committee further reviewed the individual performance and relevant Peer Group and broader market salary data of the other four NEOs and approved FY09 base salaries for each as set forth in the table above. In so deciding, the Committee considered that the base salaries for Messrs. Hosein and Lee were under the 50th percentile of the Company’s peers for their respective positions.

Performance Bonus

The Company does not administer a special or separate bonus plan for executive officers apart from the general employee population. The NEOs participate with other eligible employees in the Company’s Incentive Compensation Plan (“ICP”). The ICP was established to help align the goals and efforts of participating Company employees, including the NEOs, with the Company’s strategic goals and direction. Through the ICP, a portion of an eligible employee’s total cash compensation opportunity is directly linked to the annual results of the performance of the unit in which the employee works and Company-wide performance. This gives eligible employees a clear and direct stake in their own unit’s success and in the Company’s overall success.

The overall objectives of the ICP are:

•	Encourage outstanding performance from individual employees, business units and the Company as a whole;

•	Align and share the benefits of successful Company performance with eligible employees;

•	Enhance teamwork; and

•	Support a consistent process for establishing, measuring and rewarding performance.

The ICP is comprised of three separate components: (1) an Individual Incentive Target; (2) a Business Unit Achievement Factor; and (3) a Company-wide Achievement Factor. These three components are then used to

[1]

Dr. Tewksbury and Mr. Crowley were not employed by the Company during FY08 and Messrs. White, Zust and Iyer were not executive officers in FY08. Mr. Hosein terminated his employment with the Company on June 13, 2008.

calculate each participating employee’s cash performance bonus payment. An employee must be employed and in good standing on the last day of the performance period to receive a performance bonus.

Bonuses earned under the ICP are paid in cash in two installments. The first installment is paid in November reflecting performance over the first two quarters of the fiscal year. The second installment is paid in May which reflects the overall performance for the entire previous fiscal year, after deducting the first installment paid in the previous November. The Company maintains this biannual payment schedule in order to provide continual incentive and reward for employees throughout the year and also to maintain a current assessment of where individual employees, business units and the Company as a whole stand in relation to meeting the goals that have been set for the fiscal year.

Individual Incentive Targets

Each eligible employee, including the NEOs, is assigned an Individual Incentive Target based on a percentage of annual base salary. This target is established in consideration of the employee’s job level, job role, job function, competitive data provided by Radford, as well as accomplishments within the employee’s job level. The Individual Incentive Targets for the NEOs are reviewed annually by the CEO and the Committee. Any adjustment made to the Individual Incentive Target for the NEOs is made at the recommendation of the CEO and is subject to the final review and approval of the Committee. Any adjustment made to the Individual Incentive Target for the CEO is made at the recommendation of the Committee and is subject to the final review and approval of the Board. For FY09, the Committee recommended and the Board reviewed and approved an Individual Incentive Target of 100% of base salary for Dr. Tewksbury, 65% of base salary for Mr. Hosein and 40% of base salary for Mr. White. For FY09, the Committee approved an Individual Incentive Target for Messrs. Lee, Zust and Iyer of 55% of base salary. Following Mr. Hosein’s termination and Mr. Crowley’s commencement of employment with the Company, the Committee recommended and the Board reviewed and approved an Individual Incentive Target of 60% of base salary for Mr. Crowley.

NEO[1]	FY08 Target Bonus %	FY09 Target Bonus %	Percentage Point Change
Dr. Tewksbury	—	100%	—
Mr. Crowley	—	60%	—
Mr. White	—	40%	—
Mr. Hosein	50%	65%	15%
Mr. Lee	50%	55%	5%
Mr. Zust	—	55%
Mr. Iyer	—	55%

As set forth in the chart above, Mr. Lee’s target bonus was increased by five percentage points from FY08 to FY09 and Mr. Hosein’s target bonus was increased by fifteen percentage points from FY08 to FY09. Based on Peer Group and broader market survey data provided by Radford, the Committee determined that Mr. Hosein’s and Mr. Lee’s FY08 target bonuses were below that of their respective peers.

Individual payouts against the performance targets are based on evaluation of a combination of general corporate metrics (e.g., gross revenue, profit, EPS, etc.), individual business unit achievement, and personal accomplishments of each individual, as set forth in more detail below under “Calculation of Performance Bonus.”

Business Unit Achievement Factor

In addition to the Individual Incentive Targets, the performance of each business unit affects individual bonus awards. The CEO and the Committee agree upon and recommend to the Board certain objectives for the CEO which are consistent with the Company’s strategic and operating plans. The Board has final approval over the objectives established for the CEO each fiscal year. The CEO and the individual unit managers agree upon objectives appropriate to each business unit before the beginning of each fiscal year. Those objectives are then

[1]	Dr. Tewksbury and Mr. Crowley were not employed by the Company during FY08 and Messrs. White, Zust and Iyer were not executive officers in FY08.

subject to final review and approval by the Committee. The following represent the Committee’s guiding principles for setting objectives for our NEOs and their respective business units:

•	Support the short-term and long-term strategic plans of the corporation and the specific business units and functions;

•

Align corporate level performance with specific group performance so that, absent extraordinary circumstances, performance bonuses are only paid when both the Company-wide and group objectives have at least achieved threshold performance;

•	Reflect a proper mix of financial and non-financial goals; and

•	Ensure the programs are structured to pay for performance, such that bonuses would not be paid to an NEO who did not attain his or her respective performance targets.

For bonuses paid in FY09, Dr. Tewksbury was measured against corporate goals relative to revenue growth, operating income, and execution of certain key product schedules and business strategies.

Messrs. Hosein, White and Crowley’s business unit was measured against goals related to cost reduction and revenue enhancement strategies, key information technology projects, and financial and supply chain process improvements.

Mr. Lee’s business unit was measured against goals which focused on operating margin, market share, project execution, operational excellence, and organizational development.

Mr. Zust’s business unit was measured against revenue growth, operating margin, design wins, product execution and strategic execution.

Mr. Iyer’s business unit was measured against revenue growth, operating margin, silicon project execution, software execution, operational excellence, and growth initiatives.

At the end of a performance period, the CEO will assess the performance of each business unit and will report to the Committee the degree to which each unit has met its goals. The Committee will review and has final approval in determining whether each business unit has met its stated goals. The Committee will review the CEO’s performance and has final approval in determining whether the CEO’s stated goals have been met. Subject to the Committee’s final review and approval, the CEO will assign each business unit a “Business Unit Achievement Factor” which represents the overall percentage of goals the unit has achieved. The Committee will also determine and assign a Business Unit Achievement Factor for the CEO.

A business unit must achieve an overall score of at least 50% of its stated goals for the fiscal year in order to receive a bonus. If the business unit does not reach a minimum threshold of 50%, no employee in that unit, including a NEO, will be awarded a bonus. The maximum Business Unit Achievement Factor for any individual unit is 125%, which represents an achievement exceeding stated goals.

We are not disclosing specific goals within the above categories nor are we disclosing the weightings that applied to each goal because we believe such disclosure would cause us competitive harm. Such information is confidential and could cause competitive harm since specific goals and weightings may indicate the priority we place on certain activities, products and/or programs. The table under the heading “Calculation of Performance Bonus” below sets forth the Business Unit Achievement Factor for the CEO and the NEOs for purposes of calculating the performance bonus each received in FY09. The numbers in this table illustrate in detail how each NEO’s performance was evaluated in terms of reaching the NEO’s stated objectives for the year. Goals are set in such a manner as to be difficult to achieve and targets are correlated to achieving exceptional business results.

Company-Wide Achievement Factor

In addition to the performance of the individual and each business unit, the Company’s overall performance also affects individual bonus awards. Under the ICP, the Committee recommends and the Board reviews and approves a targeted overall non-GAAP Earnings Per Share (“EPS”) that will be used as the metric for determining a Company-wide Achievement Factor. The Company must achieve EPS consistent with the established 50% threshold target in order to be assigned a Company-wide Achievement Factor. If the Company is below a threshold of 50%, the Company-wide Achievement Factor is 0% and no bonus will be paid to any participant including the NEOs, regardless of individual or business unit performance. The maximum achievement factor the Company can receive is 200%. An analysis is made at mid-year of the estimated Year-end Company-wide Achievement Factor. A mid-year payout is made if the estimated year-end Company-wide achievement factor is above the minimum threshold established by the Committee. The mid-year payout, if any, is equivalent to 45% of the estimated annual payout, based on the mid-year analysis of estimated year-end performance. The year-end payout, if any, is adjusted to account for the actual year-end performance compared to the performance estimated at mid-year. The Company-wide Achievement Factor was 70% in the first half of FY09 and 0% for the second half and year-end, as approved by the Board of Directors.

The table under the heading “Performance Bonus Payments Earned in FY09” below sets forth the Company-wide Achievement Factor as it is used in the calculation of each NEO’s performance bonus in FY09.

Calculation of Performance Bonus

The performance bonus for each employee, including the NEOs, is the product of each NEO’s FY09 base earnings, Individual Incentive Target, Business Unit Achievement Factor and Company-wide Achievement Factor. If a NEO’s year-end Business Unit Achievement Factor is 0% (threshold not met), there will be no year-end bonus awarded. Likewise, if the year-end Company-wide Achievement Factor is 0% (threshold not met), there will be no year-end bonus awarded. A mid-year bonus may be awarded as determined by the Committee, as a percentage of the expected year-end achievement, based on progress to goals at the mid-year point. Any bonus amount may be modified by the Committee, in its sole discretion, to reflect performance or other criteria that the Committee believes should be reflected in the performance bonus for the NEOs or other eligible employees.

Performance Bonus Payments Earned in FY09

	A	B	C	D
NEO	FY09 Base Earnings[1]	Individual Incentive Target	Year-end Business Unit Achievement Factor	Year-end Company-wide Achievement Factor	FY09 Bonus Payment[2]
Dr. Tewksbury	$480,780	100%	35%	0%	$104,498
Mr. Crowley	127,847	60%	—	—	—
Mr. White	222,102	40%	87.5%	—	$21,141
Mr. Hosein[3]	$124,847	65%	—	0%	—
Mr. Lee	$322,202	55%	83.3%	0%	$52,638
Mr. Zust	262,734	55%	Varied [4]	0%	$45,121
Mr. Iyer	$266,454	55%	50%	0%	$27,238

Maximum award targets reflect very ambitious goals which can only be attained when business results are exceptional thus justifying higher award payments. To date, none of the NEOs has earned a bonus award based on an achievement of maximum performance levels under our ICP. The bonus payment amounts for FY09 are significantly less than payments made in FY08 due to the Company’s below target performance on revenue growth and operating margins. This result demonstrates the Company’s philosophy that executive compensation should be tied directly to the Company’s financial performance, thus aligning the executives’ interests with those of our stockholders.

[1]	Base earnings represents the actual amount of base salary paid during FY09 including vacation, holiday and sick pay.
[2]	FY09 Bonus payment totals reflect a payout only at midyear based on the expected year-end achievement as approved by the Committee.
[3]	Mr. Hosein terminated his employment on June 13, 2008 and did not receive a bonus payment in FY09.
[4]	Due to organizational changes in Mr. Zust’s business unit over the course of FY09, his Business Unit Achievement factor varied from 50% to 100%.

Equity Awards for the NEOs in FY09

The Company has historically provided long-term incentive compensation in the form of equity to our NEOs and other eligible employees. Our equity awards are designed to reward our NEOs for their past performance, motivate future performance, strengthen retention, and align their interests with those of our stockholders. At the beginning of FY09, the Committee reviewed the relevant Peer Group and broader market survey data for equity awards provided by Radford for similarly-situated executives and targeted the NEO equity grants to be at or near the 50th percentile of our peers. In determining the NEO equity grants, the Committee also considered the recommendations made by the CEO (except for his own award).

The equity compensation program for FY09 included a mix of both stock options and RSUs that varied based on an employee’s grade level, with more emphasis on stock options for senior level employees. For most exempt employees, stock options and RSUs each represent 50% of the value of their equity grants using Black-Scholes. For Messrs. Lee, Zust and Iyer, stock options represent approximately 75% of the total values of their grants and RSUs represent approximately 25% of the total values of their grants. For Dr. Tewksbury and Mr. Crowley, stock options represent approximately 80% of the total values of their grants and RSUs represent approximately 20% of the total values of their grants. The emphasis on stock options at the upper levels of the organization is intended to place more of the executive’s total compensation at risk and dependent upon the Company’s performance thus ensuring a strong alignment with stockholders.

Equity awards granted to the NEOs during FY09 are set forth in the table “Grants of Plan Based Awards for Fiscal Year 2009.” Stock options granted by the Company have an exercise price equal to the closing price of our stock on the day before the grant date and typically vest over a four-year period based upon continued employment, with 25% vesting on the first anniversary of the grant date and the remainder vesting monthly thereafter for the remaining 36 months. Stock options generally expire seven years after the date of the grant. Our option plans specifically preclude the repricing of stock options and stock appreciation rights, absent stockholder approval. RSUs typically vest over a four-year period based upon continued employment, with 25% of the grant vesting on each anniversary date of the grant.

Equity Award Policies

At each January meeting of the Committee, an annual Company-wide equity budget is established for the granting of stock options and RSUs. This budget is based on focal and new hire guidelines approved by the Committee and the projected needs of the Company during the next fiscal year for our annual focal process, new hires, promotions, patent awards, annual Board of Directors’ awards and other types of grants.

The majority of the equity budget is used during our annual focal process, in which equity grants are made each May based on employee performance and impact on the organization during the previous fiscal year and an assessment of the expected value of future contributions. All exempt employees and approximately one-third of non-exempt employees were eligible for focal equity grants in FY09. Grants for newly hired employees are made on the fifteenth day of the month (or on the next business day thereafter if the fifteenth falls on a Saturday or Sunday) following the completion of the month in which they began employment. Grants for promotions are made either in conjunction with the annual focal process or midway through the fiscal year. Grants in recognition of patent filings and awards are made quarterly. Other grants (i.e., for special recognition) may occur at other times during the fiscal year as appropriate.

The Committee periodically reviews our gross and net stock burn rates. The Committee endeavors to ensure that our gross stock burn rate approximates the average rate within our Peer Group as well as the average rates within broader high technology industry groups, and that the annual and the three-year average gross stock burn rates are within the recommended range of independent shareholder advisory groups. The Committee has determined to maintain the Company’s gross stock burn rate at a level consistent with the stock burn rate of other companies in the semiconductor industry, establishing a gross stock burn rate target of 3% or less for FY09.

In calculating our stock burn rate, the Committee uses the methodology specified by Risk Metrics Group. Under this methodology, based on our stock price volatility for FY07, FY08 and FY09, we count each full-value share twice in our calculations of burn rates for each of these three fiscal years. The gross stock burn rate is determined by dividing the sum of all options granted during the fiscal year plus two times all RSUs granted during the fiscal year by the average shares outstanding during the fiscal year. During FY09, gross options issued totaled 3,774,668 and gross RSUs issued totaled 994,921. Including stock repurchases of 8,357,300 shares during FY09, the average number of shares outstanding was 167,231,626, resulting in a gross stock burn rate of 3.45%.2

Over the past several years, we have targeted a gross burn rate of 3% or less and with the exception of acquisition-related grants made in FY06 and FY07, have successfully managed within our target. Our gross burn rate was 3.39% in FY07, 2.54% in FY08 and 3.45% in FY09. The following chart graphically represents this data.

We have no program, plan or practice to coordinate equity grants with the release of material information. The Committee does not have a current policy to accelerate or delay equity grants in response to material information, nor do we delay the release of information due to plans for making equity grants.

Stock Ownership Guidelines

In October 2007, the Company implemented mandatory stock ownership guidelines for its CEO, CFO and members of our Board of Directors. The purpose of the mandatory stock ownership guidelines is to give our top executives and board members a vested interest in the long term success of the Company.

The stock ownership guidelines provide that our CEO shall maintain stock ownership in an amount equal to annual base salary, the CFO shall maintain stock ownership in an amount equal to .5 of annual base salary and Board members shall maintain stock ownership in the amount of at least $50,000. These mandatory ownership guidelines must be achieved no later than five years after commencement of service in the designated position.

Retirement and Other Benefits

401(k) Plan. The Company offers the NEOs the opportunity to participate in its 401(k) plan. NEOs participate under the same plan provisions as all other employees. Participating NEOs may contribute up to 75% of their eligible compensation as a pretax or Roth after-tax contribution to a maximum of $15,500 in calendar year 2008 and $16,500 in calendar year 2009. Historically, key provisions of the plan included a Company match of $0.80 per $1.00 of the employee’s contributions up to 5% of base salary with maximum calendar year contributions from the Company capped at $5,000 per employee. This practice is viewed by the Company as consistent with industry norms and required to provide a total compensation plan that is competitive with other high technology and semiconductor companies. The Company’s contributions vest over four years and if an employee terminates his or her employment prior to four years, the Company’s contributions will be prorated according to the number of years

[2]

Due to significant cancellations in FY09, the Company’s net burn rate (i.e. total equity awards granted under the Company’s equity incentive plans in a fiscal year (adjusted for full-value awards as discussed above), net of forfeitures and cancellations for such year (adjusted for full value awards as discussed above), divided by the average shares of common stock outstanding during the fiscal year) was significantly less than the Company’s gross burn rate; and, in FY09, the net burn rate was less than zero percent ((0.63)%).

worked. On March 30, 2009, the Company suspended its 401(k) match indefinitely as a cost-saving measure, in light of business conditions caused by the recent global economic downturn.

Non-Qualified Deferred Compensation Plan. The Company maintains an unfunded Nonqualified Deferred Compensation Plan eligible to provide benefits to director level employees and above. Under this plan, participants can defer up to 100% of their regular salaries, bonuses or other compensation such as commissions or special awards. Participants can select from among 20 different investment options from which their earnings are measured. A participant is credited with the return of the underlying investment option and there is currently no matching of contributions by the Company. Participant balances are always 100% vested. Additionally, the Company has set aside assets in a separate trust designed to meet the obligations under the plan. The trust assets are invested in a manner that is intended to offset the investment performance of the funds selected by the participants. The deferral accounts are distributed following a participant’s termination of employment with the Company, unless the participant has elected an in-service withdrawal (scheduled or hardship withdrawal). Generally, distributions are made in a lump sum payment; however, in the event of a distribution due to retirement, participant may elect a single lump sum distribution or annual installment distributions paid over two to 15 years. The Committee believes this plan helps the Company maintain a competitive advantage in that it is an important vehicle that allows plan participants to reach their retirement objectives over the long term.

Employee Stock Purchase Plan. The Company has historically maintained an Employee Stock Purchase Plan. The Company’s 1984 Employee Stock Purchase Plan terminated in accordance with its terms on the last day of FY09. The Committee and the Board of Directors has adopted a new Employee Stock Purchase Plan, subject to approval of the shareholders at the Annual Meeting. NEOs participate under the same plan provisions as all other eligible employees. Under the proposed plan, eligible employees can purchase Company stock on the last day of each designated three-month purchase period. The per share purchase price is the lesser of 85% of the fair market value of the stock on the first day of the three-month purchase period or 85% of the fair market value of the stock on the last day of the three-month purchase period. The maximum number of shares of stock which may be purchased is 2,500 shares per purchase period. During FY09, Messrs. Crowley, Iyer, White and Zust participated in the Employee Stock Purchase Plan. Messrs. Tewksbury, Lee, and Hosein did not participate in the Employee Stock Purchase Plan at any time during FY09.

Other Benefits. The NEOs are eligible to participate in all other benefits programs offered by the Company to its employees generally, and on the same terms as all other employees. These programs include, but are not limited to, group medical, group dental, basic life insurance, supplemental life insurance, long-term disability insurance, and other such benefits programs.

Employment and Change of Control Agreements

The Company has not entered into employment agreements with any of the NEOs, other than Dr. Tewksbury. Under Dr. Tewksbury’s offer letter, if Dr. Tewksbury’s employment is terminated by the Company other than for cause during the 24 month period commencing on the first day of employment with the Company, the Company will pay him a lump sum equal to the amount of salary that would otherwise have been paid to him for the remainder of such 24 month period. In addition, the Company will pay for the cost of Dr. Tewksbury’s health insurance premiums for the remainder of the 24 month period. The offer letter was entered into pursuant to individual negotiations with the Committee at the time of Dr. Tewksbury’s employment with the Company.

The Company has entered into Change of Control Agreements with the CEO and each of the other NEOs. All of the Change of Control Agreements provide that in the event of a termination of employment without cause within two years after a change of control of the Company, each NEO would be entitled to a lump sum severance payment in an amount equal to twelve months of his base salary, as well as prorated bonus payments, continued health benefits for the same period, and outplacement services with a total value not to exceed $15,000. The agreements for all NEOs also provide that the vesting of outstanding options and restricted stock will become accelerated by two years upon a change of control. The agreements further generally provide that benefits may be limited under certain circumstances to a lesser amount so that no portion of the benefits is subject to the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Code, if such limitation results in the receipt by the NEO, on an after-tax basis, of the greatest amount of benefits.

Deductibility of Executive Compensation

Section 162(m) of the Code (“Section 162(m)”) generally provides that publicly held corporations may not deduct in any taxable year certain compensation in excess of $1 million paid to certain executive officers. The Company believes that its stock option related compensation may generally satisfy the requirements for deductibility under Section 162(m). However, the Committee considers one of its primary responsibilities to provide a compensation program that will attract, retain, and reward executive talent necessary to maximize stockholder returns. Accordingly, the Committee believes that the Company’s interests are best served in some circumstances to provide compensation (such as salary, prerequisites, restricted stock and restricted stock unit awards) which might be subject to the tax deductibility limitation of Section 162(m).

Compensation Committee Interlocks and Insider Participation In Compensation Decisions

During FY09, the members of the Committee were all non-employee directors of the Company and have not at any time been officers of the Company. No interlocking relationship exists between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor did any such interlocking relationship exist during FY09.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the Annual Meeting.

COMPENSATION COMMITTEE

Ron Smith Lewis Eggebrecht John Schofield Nam Suh

EXECUTIVE COMPENSATION

The following table shows compensation information for the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s three other most highly compensated executive officers who were serving as executive officers as of the end of fiscal 2009 (together, the “Named Executive Officers”). This information includes the dollar values of base salaries, option awards, bonus awards, and certain other compensation, if any, whether paid or deferred. The Company did not grant stock appreciation rights and has no long-term compensation benefits other than stock options and restricted stock units.

Summary Compensation Table for 2009

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)[1]	(d)		(e)[2]	(f)[3]	(g)[4]	(h)	(i)[5]	(j)
Theodore L. Tewksbury, III President and Chief Executive Officer[6]	2009 2008 2007	480,780 — —	— — —		217,565 — —	927,522 — —	104,498 — —	— — —	335,072 — —	2,065,437 — —

Richard D. Crowley, Jr. Vice President and Chief Financial Officer[6]	2009 2008 2007	127,500 — —	50,000 — —	[8]	14,576 — —	94,853 — —	— — —	— — —	2,850 — —	289,779 — —

Brian White Vice President, Finance and Interim Chief Financial Officer[7]	2009 2008 2007	222,102 — —	— — —		51,059 — —	190,471 — —	21,141 — —	— — —	5,324 — —	490,097 — —

Clyde R. Hosein Former Vice President and Chief Financial Officer[9]	2009 2008 2007	124,847 318,645 295,683	— — —		(12,955 28,694 —)[10]	(295,544 415,967 652,183)[11]	— 119,810 223,536	— — —	2,036 6301 6,668	(181,616 889,417 1,178,070)

Jimmy J. M. Lee Senior Vice President, Timing Solutions Group	2009 2008 2007	322,202 298,782 282,001	— — —		62,278 41,744 —	456,455 658,811 933,441	52,638 125,488 216,793	— — —	15,000 6,500 3,878	908,573 1,131,325 1,436,113

Fred Zust Vice President and General Manager, Communications Division[7]	2009 2008 2007	262,734 — —	— — —		61,054 — —	459,295 — —	45,121 — —	— — —	5,666 — —	833,870 — —

Ram Iyer, Vice President and General Manager, Computing and Multimedia Division[7]	2009 2008 2007	266,454 — —	— — —		57,283 — —	421,617 — —	27,238 — —	— — —	5,583 — —	778,175 — —

1.	These amounts represent total base salary paid for FY09 and are inclusive of any amounts deferred in FY09 under the Non-Qualified Deferred Compensation Plan.
2.

Stock awards consist of restricted stock units granted under the 2004 Equity Plan. Amounts shown do not reflect compensation actually received by the NEO; instead, the amounts shown represent compensation recognized by the Company in accordance with FAS 123(R); excluding estimates of forfeitures related to service-based vesting conditions. For a detailed discussion of the assumptions used to calculate the value of stock awards, please refer to our Annual Report on Form 10-K for the fiscal year ended March 29, 2009, filed with the SEC on May 20, 2009. Such discussion is found in Footnote 5 of the Consolidated Financial Statements beginning on page 54.

3.	These amounts represent the compensation recognized by the Company in accordance with FAS 123(R) excluding estimates of forfeitures related to service-based vesting conditions. Option values are valued using the Black Scholes model for all grants. For a detailed discussion of the assumptions and estimates used to calculate the value of the option awards, please refer to our Annual Report on Form 10-K for the fiscal year ended March 29, 2009 filed with the SEC on May 20, 2009. Such discussion is found in Footnote 5 to the Consolidated Financial Statements beginning on page 54.
4.	These amounts represent total bonus payments earned under our Incentive Compensation Plan for the applicable fiscal year.
5.	Amounts listed in this column include the following: the Company’s matching contributions to the individual 401(k) accounts of the Named Executive Officers and relocation-related expenses of approximately $335,072 for Dr. Tewksbury (2009); a tenure service award in the amount of $10,000 for Mr. Lee (2009) as well as a $1,500 award for securing patent rights for Mr. Lee (2008).
6.	Dr. Tewksbury and Mr. Crowley were not employed by the Company in FY08.
7.	Mr. White, Mr. Zust and Mr. Iyer were appointed as executive officers of the Company in FY09.
8.	This amount represents a one-time signing bonus.
9.	Mr. Hosein’s employment terminated on June 13, 2008.
10.	During FY09, Mr. Hosein forfeited 33.150 unvested restricted stock units in connection with his separation from the Company.
11.	During FY09, Mr. Hosein forfeited 145,050 unvested stock options in connection with his separation from the Company.

Nonqualified Deferred Compensation for 2009

The Company maintains a Non-Qualified Deferred Compensation Plan that allows director-level employees and above to defer up to 100% of their regular salaries, bonuses or other compensation. The following table shows certain information for the NEOs under the Non-Qualified Deferred Compensation Plan. For a summary of the Non-Qualified Deferred Compensation Plan, please see the section on “Retirement and Other Benefits” in this CD&A.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
(a)	(b)[1]	(c)	(d)[2]	(e)	(f)
Theodore L. Tewksbury, III President and Chief Executive Officer	—	—	—	—	—

Richard D. Crowley, Jr. Vice President and Chief Financial Officer	—	—	—	—	—

Brian White Vice President, Finance and Interim Chief Financial Officer	—	—	—	—	—

Clyde R. Hosein Former Vice President and Chief Financial Officer	—	—	(614)	(51,381)	—

Jimmy Lee Vice President, Worldwide Sales	288,095	—	45,743	(167,996)	1,908,228

Fred Zust Vice President and General Manager, Communications Division	3,181	—	(5,469)	—	10,458

Ram Iyer Vice President and General Manager, Computing and Multimedia Division	78,463	—	(39,243)	—	104,567

1.	These amounts represent amounts deferred in fiscal 2009 into the Company’s Non-Qualified Deferred Compensation Plan and are included under column (c) in the Summary Compensation Table.
2.	These amounts represent the unrealized gain or loss at the end of the fiscal year based on the individual NEO’s Non-Qualified Deferred Compensation Plan elections.

Outstanding Equity Awards at Fiscal Year-End for 2009

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price		Option Expiration Date	Numbers of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Theodore L. Tewksbury	0	500,000		9.25		4/15/2015
							50,000	241,000

Richard D. Crowley, Jr.	0	200,000		5.14		11/17/2015
							15,000	72,300

Brian White	39,062	35,938		16.09		3/15/2014
	0	18,000		12.51		5/15/2015
	0	25,000		5.14		11/17/2015
							4,126	19,887
							2,000	9,640
							5,000	24,100

Clyde R. Hosein[1]

Jimmy J.M. Lee	45,000	0		10.80	[2]	6/11/2010
	45,000	0		10.80	[2]	6/11/2010
	33,751	0		10.80	[2]	6/11/2010
	20,251	0		10.80	[2]	6/11/2010
	33,751	0		10.80	[2]	6/11/2010
	25,000	0		10.80	[2]	6/11/2010
	45,000	0		11.03		5/15/2010
	45,000	0		20.67		5/15/2010
	35,000	0		12.48		5/15/2011
	35,000	0		11.95		5/15/2011
	395	0		12.66		2/15/2012
	30,666	1,334		11.69		5/16/2012
	12,812	2,188		9.95		10/17/2012
	30,666	1,334		11.52		11/15.2012
	57,812	17,188		14.77		2/15/2013
	12,812	2,188		15.80		4/17/2013
	56,666	23,334		14.80		5/15/2013
	25,208	29,792		14.99		5/15/2014
	0	55,000		12.51		5/15/2015
							4,584	22,095
							6,111	29,455

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price		Option Expiration Date	Numbers of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Fred Zust	45,765	0		11.23	[3]	9/19/2012
	9,187	0		11.23	[3]	9/19/2012
	10,000	0		11.23	[3]	9/19/2012
	4,235	0		11.23	[3]	9/19/2012
	69,406	0		11.23	[3]	9/19/2012
	132,468	18,924		11.23	[3]	9/19/2012
	66,667	33,333		11.23	[3]	9/19/2012
	31,875	13,125		14.80		5/15/2013
	15,583	18,417		14.99		5/15/2014
	0	36,000		12.51		5/15/2015
	0	50,000		11.34		8/15/2015
							3,333	16,065
							4,000	19,280
							5,000	24,100

Ram Iyer	14,995	0		11.23	[3]	9/19/2012
	25,005	0		11.23	[3]	9/19/2012
	45,000	0		11.23	[3]	9/19/2012
	3,750	0		11.23	[3]	9/19/2012
	4,000	0		11.23	[3]	9/19/2012
	3,000	0		11.23	[3]	9/19/2012
	103,607	14,801		11.23	[3]	9/19/2012
	66,667	33,333		11.23	[3]	9/19/2012
	24,791	10,209		14.80		5/15/2013
	13,634	16,116		14.99		5/15/2014
	0	34,000		12.51		5/15/2015
	0	50,000		11.34		8/15/2015
							2,917	14,060
							3,778	18,210
							5,000	24,100

1.	Mr. Hosein’s employment terminated on June 13, 2008, and he had no outstanding equity awards as of the end of FY09.
2.	Options priced at $10.80 are replacement options granted in connection with the Company’s 2002 stock option exchange program.
3.	Options priced at $11.23 were granted in connection with the Company’s acquisition of ICS in September 2005.

Grants of Plan-Based Awards for 2009

The following table shows all plan-based awards to the NEOs in fiscal 2009. The equity awards identified in the table below are also reported in the table “Outstanding Equity Awards at Fiscal Year End for 2009,” above. The non-equity awards identified below are the threshold, target and maximum amounts under the Incentive Compensation Plan (“ICP”) that could have been earned in fiscal 2009. Actual amounts earned in 2009 are included in the “Summary Compensation Table for 2009,” above. For additional information regarding plan-based awards to our NEOs, see “Compensation Discussion and Analysis,” above.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Closing Market Price on Date of Grant	Grant Date Fair Value of Stock and Option
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	($/ Share)	($/ Share)	Awards ($)
(a)	(b)	(c)[2]	(d)[3]	(e)[4]	(f)	(g)	(h)	(i)	(j)[5]	(k)[6]	(l)	(m)[7]
Theodore L. Tewksbury President and Chief Executive Officer	4/15/2008 4/15/2008	120,195	480,780	751,219	—	—	—	50,000	500,000	9.25 0.00	9.49 9.49	1,701,394 462,500

Richard D. Crowley, Jr.[8] Vice President and Chief Financial Officer	11/17/2008 11/17/2008	19,177	76,708	119,857	—	—	—	15,000	200,000	5.14 0.00	4.98 4.98	443,673 77,100

Brian White, Vice President, Finance and Interim Chief Financial Officer	5/15/2008 5/15/2008 11/17/2008 11/17/2008	22,210	88,841	138,814	—	—	—	2000 5,000	18,000 25,000	12.51 0.00 5.14 0.00	12.31 12.31 4.98 4.98	83,227 25,020 55,459 25,700

Clyde R. Hosein[9] Former Vice President and Chief Financial Officer	5/15/2008 5/15/2008 5/15/2008	—	—	—	—	—	—	25,000 5,000	60,000	12.51 0.00 0.00	12.31 12.31 12.31	277,425 312,750 62,550

Jimmy Lee Senior Vice President, Timing Solutions Group	5/15/2008 5/15/2008	44,303	177,211	276,892	—	—	—	6,111	55,000	12.51 0.00	12.31 12.31	254,307 76,449

Fred Zust Vice President and General Manager Communications Division	5/15/2008 5/15/2008 8/15/2008 8/15/2008	36,126	144,504	225,787	—	—	—	4000 5,000	36,000 50,000	12.51 0.00 11.34 0.00	12.31 12.31 11.23 11.23	166,455 50,040 211,338 56,700

Ram Iyer Vice President and General Manager, Computing and Multimedia Division	5/15/2008 5/15/2008 8/15/2008 8/15/2008	36,637	146,550	228,984	—	—	—	3,778 5,000	34,000 50,000	12.51 0.00 11.34 0.00	12.31 12.31 11.23 11.23	157,207 47,263 211,338 56,700

1.	The amounts in this category represent potential bonus awards under our ICP for bonuses earned in fiscal 2009. For a detailed discussion of how each NEO’s bonus is calculated under our ICP, please see our Compensation Discussion and Analysis in this Proxy Statement. Each NEO’s actual bonus payment earned under the ICP during fiscal 2009 is reflected in column (g) of the Summary Compensation Table.
2.	The calculation under the Threshold column is based on a 50% threshold for each NEO’s business unit and a 50% threshold for the Company as a whole.
3.	The calculation under the Target column is based on a 100% target for each NEO’s business unit and a 100% target for the Company as a whole. Actual performance in fiscal 2009 for the NEOs’ business units ranged between 35% and 87.5%. Actual performance in fiscal 2009 for the Company as a whole was 0%.
4.	The calculation under this column is based on a maximum of 125% for each business unit and a maximum of 125% for the Company as a whole.

5.	Fiscal year 2009 stock options were granted under the Company’s 1994 Stock Option Plan and 2004 Equity Plan. Each stock option grant expires seven years from the date of grant. Each grant discussed above vests 25% on the first anniversary of the grant date and monthly thereafter over the remaining three years until fully vested at the end of four years.
6.	For purposes of pricing under the Company’s stock option plans, the fair market value on the date of grant is defined as the closing price as reported by the Nasdaq Stock Market on the trading day immediately preceding the date of grant.
7.	These amounts represent the grant date fair value of the awards computed in accordance with FAS 123(R). For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please refer to our Annual Report on Form 10-K for the fiscal year ended March 29, 2009, filed with the SEC on May 20, 2009. Such discussion is found in Footnote 5 to the Consolidated Financial Statements beginning on page 54.
8.	Mr. Crowley joined the Company in October 2008, therefore his non-equity incentive award, if any, would be prorated as a percentage of a full-year award.
9.	Mr. Hosein terminated his employment on June 13, 2008 and therefore was not eligible to receive a bonus payment in FY09.

Option Exercises and Stock Vested for 2009

The following table shows all stock options exercised and stock awards that vested and the value realized upon exercise for each of the NEOs during fiscal 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Theodore L. Tewksbury, III	—	—	—	—
Richard D. Crowley, Jr.	—	—	—	—
Brian White	—	—	2,062	12,042
Clyde R. Hosein	180,000	549,810	1,050	13,136
Jimmy J.M. Lee	—	—	1,527	19,103
Fred Zust	—	—	1,111	13,899
Ram Iyer	—	—	972	12,160

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of March 29, 2009, for all of the Company’s equity compensation plans, including the 1984 Employee Stock Purchase Plan, 1994 Stock Option Plan, 1994 Directors Stock Option Plan, 1997 Stock Option Plan and the 2004 Equity Plan:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans Excluding Securities Reflected in Column (a) (#)
	(a)		(b)		(c)
Equity compensation plans approved by security holders	17,528,000		$11.29		11,844,000	(1)(5)
Options	16,290,000
Restricted Stock Units	1,238,000
Equity compensation plans not approved by security holders(2)(3)(4)	11,152,000		13.80		0	(5)
Total	28,680,000	(5)	12.31	(5)	11,844,000

(1)	Includes 0 shares remaining available for future issuance under the Company’s 1984 Employee Stock Purchase Plan, which expired on March 29, 2009, 1,982,000 shares remaining available under the 1994 Stock Option Plan and 9,862,000 shares remaining available under the 2004 Equity Plan. The 1994 Stock Option Plan was amended to expressly require stockholder approval to amend any outstanding option to reduce its exercise price or cancel and regrant options with a lower exercise price.
(2)	Consists of shares issuable under our 1997 Stock Option Plan, which does not require the approval of and has not been approved by our stockholders. See the description below of the 1997 Stock Option Plan. The 1997 Stock Option Plan was amended to expressly require stockholder approval to amend any outstanding option to reduce its exercise price or cancel and regrant options with a lower exercise price. The 1997 Stock Option Plan expired in October 2007.
(3)	In connection with the Company’s acquisition of Quality Semiconductor, Inc. (“QSI”) in May 1999, the Company assumed options held by former employees and consultants of QSI under the QSI 1989 Stock Option Plan, the QSI 1995 Stock Option Plan and the QSI Directors’ Stock Option Plan exercisable for approximately 1,037,000 shares of Company common stock (after giving effect to the exchange ratio provided in the acquisition agreement). Of these assumed options, options to purchase zero shares of Company common stock were outstanding as of March 29, 2009. These remaining outstanding options have a weighted average exercise price of $0 per share. No further awards will be made under these plans. Statistics regarding the assumed options are not included in the above table.
(4)	In connection with the Company’s acquisition of Newave Semiconductor Corporation (“Newave”) in April 2001, the Company assumed options held by former employees and consultants of Newave under the Newave 1997 Stock Option Plan and the Amended and Restated Newave Shanghai Stock Option Plan exercisable for approximately 470,000 shares of Company common stock (after giving effect to the exchange ratio provided in the acquisition agreement). Of these assumed options, options to purchase approximately 101,000 shares of Company common stock were outstanding as of March 29, 2009. These remaining outstanding options have a weighted average exercise price of $10.27 per share. No further awards will be made under these plans. Statistics regarding the assumed options are not included in the above table.
(5)	As of the Record Date, 1,206,268 shares were available for grant under the 1994 Stock Option Plan and 7,048,869 shares were available for grant under the 2004 Equity Plan. Further, options outstanding as of this date were 29,812,244, the weighted average exercise price was $11.55, and the weighted average term to expiration was 3.52 years and RSUs outstanding as of this date were 1,869,526 with a weighted average remaining contractual term of 1.99 years.

Description of the 1997 Stock Option Plan

In October 1997, the Board of Directors of the Company adopted the 1997 Stock Option Plan (the “1997 Plan”). The 1997 Plan is administered, subject to its terms, by the Compensation Committee, whose members are designated by the Board of Directors. The 1997 Plan provides for the grant of non-qualified stock options (“NQSOs”) to employees, consultants, independent contractors and advisors of the Company and its affiliates. Officers and members of the Board of Directors who are subject to Section 16 of the Exchange Act are not eligible to participate in the 1997 Plan.

The purchase price of the common stock issuable pursuant to options granted under the 1997 Plan may not be less than 100% of the fair market value of the common stock on the date the option is granted. The fair market value on the date of grant is defined as the closing price of the common stock as reported by the Nasdaq Stock Market on the trading day immediately preceding the date of grant. If any option is forfeited or terminates for any reason before being exercised, then the shares of common stock subject to such option shall again become available for future awards under the 1997 Plan. Options granted under the 1997 Plan generally have seven-year terms and vest 25% within the first year and the remaining shares vest monthly over three years such that the options are fully vested four years from the date of grant. Options granted under the 1997 Plan are also subject to accelerated vesting in the event of certain corporate transactions. The above summary is qualified in its entirety by reference to the full text of the 1997 Plan. The 1997 Plan expired in October 2007. The Company may no longer grant awards under the 1997 Plan.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

The Company has entered into Change of Control Agreements with each of Theodore L. Tewksbury, III, Richard Crowley, Jr., Brian White, Jimmy J. M. Lee, Fred Zust, and Ram Iyer (each as of December 2008). The agreements are coterminous with the employee’s employment with the Company. In the event of a termination of employment of any of the NEOs without cause within two years after a change of control of the Company, the agreements provide generally for lump sum severance payments of twelve months of base salary, as well as a prorated bonus payment, continued health benefits for the same period and outplacement services with a total value not to exceed $15,000. The agreements also provide that the vesting of outstanding options and restricted stock will become accelerated by two years upon a change of control. The agreements further generally provide that benefits may be limited to a lesser amount so that no portion of the benefits is subject to the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Code, if such limitation results in the receipt by the NEO, on an after-tax basis, of the greatest amount of benefits.

In the event that Dr. Tewksbury’s employment with the Company is terminated within 24 months of commencement of employment, other than for “Cause” (as defined in his offer letter), Dr. Tewksbury is entitled to receive a lump-sum payment in an amount equal to the salary that would otherwise have been paid to him for the remainder of the 24-month period, and continued health benefits for the same period.

Severance Benefits

Under the individual Change of Control Agreements with the NEOs referenced above, each NEO would be entitled to the following estimated benefits. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to each NEO, which would only be known at the time that they become eligible for payment and would only be payable if a change of control were to occur. This table reflects the amount that could be payable under the arrangements described above assuming the change of control occurred on March 29, 2009, including a gross-up for certain taxes in the event that any payments made in connection with a change of control would be subject to the excise tax imposed by Section 4999 of the Code.

Estimated Current Value of Termination Benefits

If Named Executive Officer was Terminated on March 29, 2009

Name and Principal Position	Fiscal Year	Severance Amount Cash ($)[2]	Early Vesting of Stock Options ($)[3]	Early Vesting of Restricted Stock Units ($)[4]	Heath Insurance Benefits ($)[5]	Outplacement Services ($)	Other ($)[6]	Total ($)
Theodore L. Tewksbury, III President and CEO	2009	500,011	0	120,500	15,000	15,000	36,539	687,050

Richard D. Crowley, Jr. Vice President and Chief Financial Officer	2009	325,000	0	36,150	15,000	15,000	13,727	404,877

Brian White Vice President, Finance, Interim Chief Financial Officer	2009	240,000	0	36,757	15,000	15,000	12,995	319,752

Clyde R. Hosein[1] Former Vice President and Chief Financial Officer	2009	—	—	—	—	—	—	—

Jimmy Lee Senior Vice President, Timing Solutions Group	2009	325,000	0	29,455	15,000	15,000	1,940,151	2,324,606

Fred Zust Vice President and General Manager Communications Division	2009	285,002	0	32,400	15,000	15,000	20,751	368,153

Ram Iyer Vice President and General Manager, Computing and Multimedia Division	2009	290,014	0	30,520	15,000	15,000	138,030	488,564

1.	Mr. Hosein’s employment with the Company terminated on June 13, 2008.
2.	Represents a payment equivalent to twelve months of base salary.
3.	The value of unvested and accelerated stock options is the difference between the exercise price of the option and $4.82 per share, the last reported sales price of our common stock on March 27, 2009, the last trading day of fiscal 2009.
4.	The value of unvested and accelerated restricted stock units is $4.82 per share, the last reported sales price of our common stock on March 27, 2009, the last trading day of the fiscal 2009.
5.	Represents the approximate value of one year of health insurance benefits.
6.	This column represents the balance in the Non-Qualified Deferred Compensation Plan and any earned but unused vacation balances as of March 29, 2009.

Severance Benefits—Death or Disability

The only severance agreements for the NEOs are those which address their termination of employment following a change of control of the Company. The table below represents the severance benefits available to each NEO in the event of death or disability. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be payable to each of the NEOs, which would only be known at the time that they become eligible for payment and would only be payable if a termination due to death or disability were to occur. These estimates are calculated assuming a termination date of March 29, 2009.

Estimated Current Value of Termination Benefits-Death or Disability

If Named Executive Officer was Terminated on March 29, 2009

Name and Principal Position	Fiscal Year	Severance Amount Cash ($)	Early Vesting of Restricted Stock Units ($)	Early Vesting of Stock Options ($)	Life Insurance[1] ($)	Other[2] ($)	Total ($)
Theodore L. Tewksbury, III President and Chief Executive Officer	2009	—	—	—	1,000,022-	36,539	1,036,561

Richard D. Crowley, Jr. Vice President and Chief Financial Officer	2009	—	—	—	650,000	13,727	663,727

Brian White Vice President, Finance and Interim Chief Financial Officer	2009	—	—	—	480,000	12,995	492,995

Clyde R. Hosein Former Vice President and Chief Financial Officer	2009	—	—	—	—	—	—

Jimmy Lee Senior Vice President, Timing Solutions Group	2009	—	—	—	1,250,000	1,940,151	3,190,151

Fred Zust Vice President and General Manager, Communications Division	2009	—	—	—	570,004	20,751	590,755

Ram Iyer Vice President and General Manager, Computing and Multimedia Division	2009	—	—	—	580,028	138,030	718,058

1.	These amounts represent benefits from two group term life insurance policies.
2.	This column represents the balance in the Non-Qualified Deferred Compensation Plan and any earned but unused vacation balances as of March 29, 2009.

CERTAIN TRANSACTIONS

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, judgments, fines and settlements such officer or director may be required to pay in actions or proceedings which they are or may be made a party by reason of their position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Bylaws of the Company.

The Audit Committee, under its charter, has the responsibility of reviewing and approving in advance any proposed related party transactions as defined under Item 404 of Regulation S-K. There were no related transactions as defined under Item 404 of Regulation S-K during fiscal year ended March 29, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers, and persons who own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis.

Based solely on the Company’s review of the copies of such forms furnished to it and written representations from the executive officers and directors, the Company believes that during fiscal 2009 all Section 16(a) filing requirements were met.

CERTAIN MATTERS RELATING TO HOUSEHOLDING OF PROXY MATERIALS AND ANNUAL REPORTS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. The Company will promptly deliver copies of the proxy statement and annual report to any stockholder who contacts the Company’s investor relations department at (408) 284-8200 or by mail addressed to Investor Relations, Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138, requesting such copies. If you are holding a physical stock certificate, direct your written request to Computershare, P.O. Box 43010, Providence, RI 02940-3010, (816) 843-4299. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or Computershare.

ANNUAL REPORT ON FORM 10-K; AVAILABLE INFORMATION

The Company has filed with the Securities and Exchange Commission an Annual Report on Form 10-K. Each stockholder receiving this Proxy Statement is also provided with a copy of the Annual Report on Form 10-K (without exhibits) in an Annual Report Wrap. Additional copies of the Company’s Annual Report on Form 10-K (without exhibits) with the Annual Report Wrap are available upon written request. Copies of exhibits to the Company’s Annual Report on Form 10-K are available upon written request and reimbursement of the reasonable costs to provide these documents. Please address requests for these documents to: Investor Relations, Integrated Device Technology, Inc., 6024 Silver Creek Valley Road, San Jose, California 95138. All documents filed electronically with the Securities and Exchange Commission (including exhibits) may also be accessed without charge through the Company’s investor relations website at: www.idt.com.

OTHER MATTERS

The Company knows of no other matters that will be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors,

J. Vincent Tortolano
Secretary

Dated: August     , 2009

San Jose, California

APPENDIX A

INTEGRATED DEVICE TECHNOLOGY, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

Section 1. Establishment of the Plan.

The Integrated Device Technology, Inc. 2009 Employee Stock Purchase Plan (the “Plan”) provides Eligible Employees with an opportunity to purchase the Company’s common stock so that they may increase their proprietary interest in the success of the Company. The Plan, which provides for the purchase of stock through payroll withholding, is intended to qualify under Section 423 of the Code.

Section 2. Definitions.

(a) “Board of Directors” or “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Company” means Integrated Device Technology, Inc., a Delaware corporation.

(d) “Company Affiliate” means any company which is either the parent corporation of the Company (as determined in accordance with Section 424 of the Code) or a Subsidiary.

(e) “Compensation” means the cash remuneration paid to a Participant during a Purchase Period that is reported on Form W-2 for federal income tax purposes (including salary deferrals to the Integrated Device Technology, Inc. 401(k) Savings Plan and contributions to the Company’s Code Section 125 plan). Compensation shall include overtime and shift differential payments, incentive compensation, commissions, profit sharing payments and bonuses. Notwithstanding the foregoing, Compensation shall exclude any special payments (e.g., moving or auto allowances, educational reimbursements, welfare benefits, amounts realized from the exercise, sale exchange or other disposition of any stock option and premiums for life and disability insurance).

(f) “Date of Exercise” means the last day of each Purchase Period.

(g) “Eligible Employee” means any Employee of a Participating Company (i) who is customarily employed for at least twenty (20) hours per week, (ii) who is customarily employed for more than five (5) months per calendar year, and (iii) who is an Employee at the commencement of a Purchase Period.

In the event an Eligible Employee fails to remain in the continuous employ of a Participating Company customarily for at least twenty (20) hours per week during a Purchase Period, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to him or her; provided that a Participant who goes on an unpaid leave of absence shall be permitted to remain in the Plan during such leave of absence. Notwithstanding the preceding sentence, if such Participant is not guaranteed reemployment by contract or statute and the leave of absence extends beyond ninety (90) days, such Participant shall be deemed to have terminated employment for purposes of the Plan on the ninety-first (91st) day of such leave of absence. Payroll deductions for a Participant who has been on an unpaid leave of absence will resume at the same rate as in effect prior to such leave upon return to work unless changed by such Participant.

(h) “Employee” means any person who renders services to a Participating Company in the status of an employee within the meaning of Code Section 3401(c). “Employee” shall not include any Board member of a Participating Company who does not render services to the Participating Company in the status of an employee within the meaning of Code Section 3401(c)

(i) “Fair Market Value” of a share of Stock means the market price of Stock, determined as follows: (i) if the Stock was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value shall be equal to the closing bid price quoted by the National Association of Securities Dealers, Inc. (“NASDAQ”) for the immediately preceding date; (ii) if the Stock is traded over-the-counter on the date in question and was classified as a national market issue, then the Fair Market value shall be equal to the last-transaction price quoted by the NASDAQ system for the immediately preceding date; (iii) if the Stock is traded on a national exchange on the date in question, then the Fair Market Value shall be the highest closing bid price reported on such exchange for the immediately preceding date. If the Stock is not traded on the date as of which the Fair Market Value is to be determined, Fair Market Value shall be determined as of the first preceding date on which Stock was traded. In all cases the determination of Fair Market Value by the Board of Directors shall be conclusive and binding on all persons.

(j) “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 5 hereof.

(k) “Participating Company” means the Company and such present or future Subsidiaries of the Company as the Board of Directors shall from time to time designate.

(l) “Plan Account” means the account established for each Participant pursuant to Section 8(a).

(m) “Plan Administrator” means the committee appointed by the Board to administer the Plan pursuant to Section 4.

(n) “Purchase Period” with respect to any Participant means each fiscal quarter of the Company. The first Purchase Period pursuant to the Plan shall commence June 29, 2009. The Board shall have the power to change the frequency and/or duration of Purchase Periods upon at least fifteen (15) days written notice to then-Eligible Employees before the scheduled beginning of the Purchase Period to be affected.

(o) “Purchase Price” means the price at which Participants may purchase Stock under Section 8 of the Plan, as determined pursuant to Section 6.

(p) “Stock” means the common stock, par value $0.001, of the Company.

(q) “Stock Administrator” means the Company’s Stock Administration Department or such other person(s) as may be retained by the Company to perform or otherwise be delegated some or all of the duties of the Stock Administrator under this Plan.

(r) “Subsidiary” means a subsidiary corporation as defined in Section 424(f) of the Code.

Section 3. Shares Authorized.

The maximum aggregate number of shares which may be issued under the Plan shall be 9,000,000 shares of Stock (subject to adjustment as provided in Section 12 hereof), which may be either authorized but unissued Stock or reacquired Stock, including shares of Stock purchased on the open market.

Section 4. Administration.

(a) Except as otherwise provided herein, the Plan shall be administered by the Board or by a committee (the “Plan Administrator”) appointed by the Board of Directors which shall consist of not less than two members of the Board. References in this Plan to the “Plan Administrator” shall mean the Board if no Plan Administrator has been appointed. The interpretation and construction by the Plan Administrator of any provision of the Plan or of any right to purchase stock qualified hereunder shall be conclusive and binding on all persons.

(b) No member of the Board or the Plan Administrator shall be liable for any action or determination made in good faith with respect to the Plan or the right to purchase Stock hereunder. The Plan Administrator shall be indemnified by the Company against the reasonable expenses, including attorney’s fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which it may be a party by reason of any action taken or failure to act under or in connection with the Plan or any stock purchased thereunder, and against all amounts paid by it in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by it in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Plan Administrator is liable for negligence or misconduct in the performance of its duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, the Plan Administrator shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

(c) All costs and expenses incurred in administering the Plan shall be paid by the Company. The Board or the Plan Administrator may request advice for assistance or employ such other persons as are necessary for proper administration of the Plan.

(d) At the discretion of the Plan Administrator, the Stock Administrator or such persons providing advice or assistance pursuant to Section 4(c), any elections, submission or filings made under the Plan by Eligible Employees and/or any statements or notices provided under the Plan to Eligible Employees in each case may be made electronically or through such “paperless” means as the Plan Administrator, the Stock Administrator or such persons may determine appropriate.

Section 5. Eligibility and Participation.

(a) Any person who qualifies or will qualify as an Eligible Employee on the first day of a Purchase Period may elect to participate in the Plan for such Purchase Period. An Eligible Employee may elect to participate by submitting the prescribed enrollment form. The enrollment form shall be filed with the Stock Administrator no later than the filing deadline imposed and communicated to Eligible Employees with respect to the Purchase Period for which such enrollment form is intended to be effective by the Stock Administrator, and if none is so imposed and/or communicated, then no later than five (5) days before the Purchase Period for which such enrollment form is intended to be effective. The Eligible Employee shall designate on the enrollment form the percentage of his or her Compensation which he or she elects to have withheld for the purchase of Stock, which may be any whole percentage from 1 to 15% of the Participant’s Compensation.

(b) By enrolling in the Plan, a Participant shall be deemed to have been granted an option on the first day of each Purchase Period for which he or she is enrolled to purchase the maximum number of whole shares of Stock which can be purchased with the amount of the Participant’s Compensation which is withheld during the Purchase Period for which the Participation is enrolled. However, with respect to any Purchase Period, no Participant shall be eligible to purchase more than two thousand five hundred (2,500) shares of Stock provided that such amount shall not result in the limitations set forth in Section 13 being exceeded. Notwithstanding the foregoing, the Plan Administrator, or a committee appointed by the Plan Administrator, which committee may be comprised solely of employees of the Company, shall have the right to amend the limit set forth in this Section 5(b); provided, however, that in no event shall the limit exceed two thousand five hundred (2,500) shares of Stock per Purchase Period or the limitations set forth in Section 13.

(c) Once enrolled, a Participant will continue to participate in the Plan for each succeeding Purchase Period until he or she terminates participation or ceases to qualify as an Eligible Employee. A Participant who withdraws from the Plan in accordance with Section 9 may again become a Participant in a subsequent Purchase Period, if he or she then is an Eligible Employee, by following the procedure described in Section 5(a).

Section 6. Purchase Price.

The Purchase Price for each share of Stock shall be the lesser of (a) eighty-five percent (85%) of the Fair Market Value of such share on the first day of an applicable Purchase Period or (b) eighty-five percent (85%) of the Fair Market Value of such share on the Date of Exercise for an applicable Purchase Period.

Section 7. Employee Contributions.

A Participant may purchase shares of Stock solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Section 5(a), shall commence with the first paycheck issued during the Purchase Period and shall be deducted from each subsequent paycheck throughout the Purchase Period; provided, however, that, with respect to a Participant, the Company shall be entitled to discontinue payroll deductions for such Participant during a Purchase Period to the extent that the Company determines that the payroll deductions for such Participant during such Purchase Period will cause the Participant to exceed the limitations set forth in Sections 5 or 13; provided, further, that the Company will recommence payroll deductions for such Participant on the first day of the next Purchase Period to the extent the limitation set forth in Section 13 has not been exceeded. If a Participant desires to decrease the rate of payroll withholding during a Purchase Period, he or she may do so one time during a Purchase Period by submitting the prescribed percentage change form with the Stock Administrator. Such decrease will be effective no later than the first day of the second payroll period which begins following the receipt of the new percentage change form. If a Participant desires to increase or decrease the rate of payroll withholding, he or she may do so effective for the next Purchase Period by submitting a new percentage change form with the Stock Administrator on or before the date imposed and communicated to Eligible Employees by the Stock Administrator, and if none is so imposed and/or communicated, then no later than five (5) days before the Purchase Period for which such change is to be effective.

Section 8. Plan Accounts; Purchase of Shares.

(a) The Company will maintain a Plan Account on its books in the name of each Participant. At the close of each pay period, the amount deducted from the Participant’s Compensation will be credited to the Participant’s Plan Account.

(b) As of each Date of Exercise, the amount then in the Participant’s Plan Account will be divided by the Purchase Price, and the number of whole shares which results (subject to the limitations described in Sections 5(b), 8(c) and 13) shall be purchased from the Company with the funds in the Participant’s Plan Account. The number of shares of Stock so purchased shall be delivered to a brokerage account designated by the Plan Administrator and kept in such account pursuant to the enrollment form (which shall be uniform) between each Participant and the Company and subject to the conditions described therein (which may include, without limitation, restrictions on transferability of the shares of Stock so purchased).

(c) In the event that the aggregate number of shares which all Participants elect to purchase during a Purchase Period shall exceed the number of shares remaining available for issuance under the Plan, then the number of shares to which each Participant shall become entitled shall be determined by multiplying the number of shares available for issuance by a fraction the numerator of which is the sum of the number of shares the Participant has elected to purchase pursuant to Section 5, and the denominator of which is the sum of the number of shares which all employees have elected to purchase pursuant to Section 5. Any cash amount remaining in the Participant’s Plan Account under these circumstances shall be refunded to the Participant.

(d) Any amount remaining in the Participant’s Plan Account caused by a surplus due to fractional shares after deducting the amount of the Purchase Price for the number of whole shares issued to the Participant shall be carried over in the Participant’s Plan Account for the succeeding Purchase Period, without interest. Any amount remaining in the

Participant’s Plan Account caused by anything other than a surplus due to fractional shares shall be refunded to the Participant in cash, without interest.

(e) As soon as practicable following the end of each Purchase Period, the Company shall deliver to each Participant a Plan Account statement setting forth the amount of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

Section 9. Withdrawal From the Plan.

A Participant may elect to withdraw from participation under the Plan at any time up to the last day of a Purchase Period by submitting the prescribed withdrawal form with the Stock Administrator. As soon as practicable after a withdrawal, payroll deductions shall cease and all amounts credited to the Participant’s Plan Account will be refunded in cash, without interest. A Participant who has withdrawn from the Plan shall not be a Participant in future Purchase Periods, unless he or she again enrolls in accordance with the provisions of Section 5.

Section 10. Effect of Termination of Employment or Death.

(a) Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 9. A transfer from one Participating Company to another shall not be treated as a termination of employment.

(b) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s Account under the Plan in the event of such Participant’s death subsequent to the purchase of shares but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Account under the Plan in the event of such Participant’s death prior to the last day of a Purchase Period. Designation of a beneficiary is located on page 2 of the prescribed enrollment form.

(c) Such designation of beneficiary may be changed by the Participant at any time by submitting the prescribed designation of beneficiary change form with the Stock Administrator. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash in accordance with the Participant’s designation of beneficiaries under the Integrated Device Technology, Inc. 401(k) Savings Plan; or, in the absence of such designation, to the executor or administrator of the estate of the Participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

Section 11. Rights Not Transferable.

The rights or interests of any Participant in the Plan, or in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or by any other manner other than as permitted by will or the laws of descent and distribution, and during the Participant’s lifetime, purchase rights in the Plan shall be exercisable only by the Participant. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by will or the laws of descent and distribution, such act shall be treated as an automatic withdrawal under Section 9.

Section 12. Recapitalization, Etc.

(a) The aggregate number of shares of Stock offered under the Plan, the number and price of shares which any Participant has elected to purchase pursuant to Section 5 and the maximum number of shares which a Participant may elect to purchase under the Plan in any Purchase Period shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares affected without receipt of consideration by the Company.

(b) In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent corporation, this Plan shall terminate, unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts which each Participant has paid towards the Purchase Price of Stock hereunder shall be refunded, without interest.

(c) The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

Section 13. Limitation on Stock Ownership.

Notwithstanding any provision herein to the contrary, no Participant shall be permitted to elect to participate in the Plan (i) if such Participant, immediately after his or her election to participate, would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Company Affiliate, or (ii) if under the terms of the Plan the rights of the Employee to purchase Stock under this Plan and all other qualified employee stock purchase plans of the Company or its Company Affiliates would accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such Stock (determined at the time such right is granted) for each calendar year for which such right is outstanding at any time. For purposes of this Section, ownership of stock shall be determined by the attribution rules of Section 424(d) of the Code, and Participants shall be considered to own any stock which they have a right to purchase under this or any other stock plan.

Section 14. No Rights as an Employee.

Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company. Each Participating Company reserves the right to terminate the employment of any person at any time and for any reason.

Section 15. Rights as a Stockholder.

A Participant shall have no rights as a stockholder with respect to any shares he or she may have a right to purchase under the Plan until the date of issuance to the brokerage account designated by the Plan Administrator the shares of Stock issued pursuant to the Plan.

Section 16. Use of Funds.

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions in separate accounts.

Section 17. Amendment or Termination of the Plan.

Except as otherwise provided herein, the Board of Directors shall have the right to amend, modify or terminate the Plan at any time without notice. An amendment of the Plan shall be subject to shareholder approval only to the extent required by applicable laws, regulations or rules. The Plan shall terminate upon the earlier of (i) such date as is determined by the Company in its sole discretion or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

Section 18. Governing Law.

The Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

Section 19. Stockholder Approval.

No purchase rights granted under the Plan shall be exercised, and no shares of Stock shall be issued hereunder, until such time as (i) the Plan shall have been approved by the stockholders of the Company (such stockholder approval shall be prior to the first Date of Exercise of the Plan) and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933, as amended (including the registration of the shares of Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any securities exchange on which the Stock is listed for trading and all other applicable requirements established by law or regulation. In the event the Plan shall not have been approved by the stockholders of the Company prior to the first Date of Exercise of the Plan, the Plan shall terminate and all purchase rights granted under the Plan shall be canceled and become null and void.

To record the adoption of this Plan, the Company has caused its authorized officer to execute the same this 26th day of June, 2009.

Integrated Device Technology, Inc.

By:
Its:	Vice President, General Counsel